     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED DECEMBER 9, 1996
          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 25, 1996

                              [CAPITAL ONE LOGO]

                                  MASTER TRUST

  $400,000,000 Floating Rate Class A Asset Backed Certificates, Series 1996-3
                               CAPITAL ONE BANK,
                              SELLER AND SERVICER
                               ------------------
The Floating Rate Class A Asset Backed Certificates, Series 1996-3 (the "Class A Certificates") offered hereby represent undivided interests in certain assets of the Capital One Master Trust (the "Trust") created pursuant to a Pooling and Servicing Agreement between Capital One Bank, a Virginia banking corporation (the "Bank"), as seller and servicer, and The Bank of New
    York, as trustee. The property of the Trust includes receivables (the "Receivables") generated from time to time in a portfolio of consumer revolving credit card accounts and other consumer revolving accounts
     (the "Accounts"), collections thereon and certain other property as more fully described herein. Concurrently with the issuance of the
       Class A Certificates, the Trust will issue $55,000,000 aggregate initial principal amount of Floating Rate Class B Asset Backed
         Certificates, Series 1996-3 not offered hereby (the "Class B
         Certificates," and, together with the Class A Certificates, the "Investor Certificates"). The Bank owns the remaining
       undivided interest in the Trust not represented by the Investor
         Certificates, the other investor certificates issued by the
        Trust and any uncertificated interests in the Trust issued as
           Series Enhancement and will service the Receivables. The
         Trust previously has issued fifteen other series of investor certificates thirteen of which remain outstanding and
           evidence undivided interests in the Trust. The Bank may
          offer from time to time other series of certificates that
            evidence undivided interests in certain assets of the
             Trust, which may have terms significantly different
               from the Investor Certificates. The issuance of
               additional series of certificates may impact the
                 timing or amount of payments received by the
              holders of the Class A Certificates and the Class
                        B Certificates (the "Investor
                            Certificateholders").
                                                        (Continued on next page)

THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CLASS A CERTIFICATES, AND THERE
 IS NO ASSURANCE THAT ONE WILL DEVELOP OR, IF ONE DOES DEVELOP, THAT IT WILL
     CONTINUE UNTIL THE CLASS A CERTIFICATES ARE PAID IN FULL. POTENTIAL
      INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET
      FORTH IN "RISK FACTORS" HEREIN ON PAGE S-12 AND IN THE PROSPECTUS
                                 ON PAGE 14.
                               ------------------

THE CLASS A CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT
    REPRESENT INTERESTS IN OR OBLIGATIONS OF THE BANK OR ANY AFFILIATE OF
        THE BANK. NEITHER THE CLASS A CERTIFICATES NOR THE UNDERLYING
      ACCOUNTS OR RECEIVABLES OR ANY COLLECTIONS THEREON ARE INSURED OR
          GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR
              ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                                       Underwriting         Proceeds to
                                                                     Price(1)            Discount          the Bank(1)(2)
                                                                   ------------        ------------        --------------
Per Class A Certificate......................................           %                   %                    %
Total........................................................           $                   $                    $

(1) Plus accrued interest, if any, at the Class A Certificate Rate from December , 1996.
(2) Before deduction of expenses payable by the Bank, estimated to be
$         .
                               ------------------

    The Class A Certificates are offered by the Underwriter, as specified herein, subject to receipt and acceptance by the Underwriter and subject to its right to reject any order in whole or in part. It is expected that the Class A Certificates will be delivered in book-entry form on or about December , 1996, through the facilities of The Depository Trust Company.

                                CS First Boston
                               December   , 1996

(Continued from previous page)

Following the completion of the offering made hereby, additional Investor Certificates may be issued from time to time if certain conditions have been met. See "Series Provisions -- Issuance of Additional Investor Certificates" in this Prospectus Supplement.

Interest will accrue on the Class A Certificates from December   , 1996 at the
rate of      % per annum above the London interbank offered quotations rate
("LIBOR") for one-month United States dollar deposits (the "Class A Certificate Rate"). Interest with respect to the Class A Certificates will be distributed monthly on the 15th day of each month, commencing on the January 1997 Distribution Date (or, if any such day is not a business day, the next succeeding business day). For purposes of this Prospectus Supplement and the Prospectus, a "business day" shall mean, unless otherwise indicated, any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations or state banking institutions in New York, New York or Richmond, Virginia are authorized or obligated by law, executive order or governmental decree to be closed.

Principal with respect to the Class A Certificates is scheduled to be paid on the January 2004 Distribution Date, but may be paid earlier or later under certain circumstances described herein. See "Summary of Series
Provisions -- Initial Principal Payment Date", "Maturity Considerations", "Series Provisions -- Pay Out Events" and "-- Extension of Initial Principal Payment Date" herein and "Description of the Certificates -- Pay Out Events" in the Prospectus. Principal payments will not be made to Class B Certificateholders until the final principal payment has been paid in respect of the Class A Certificates. See "Series Provisions -- Principal Payments" and
"-- Extension of Initial Principal Payment Date".

The fractional undivided interest in the Trust represented by the Class B Certificates will be subordinated to the extent necessary to fund payments with respect to the Class A Certificates to the extent described herein. In addition, the Investor Certificates will have the benefit of the Collateral Indebtedness Amount in the initial amount of $45,000,000 and the Cash Collateral Account which will have a beginning balance of zero. See "Summary of Series
Provisions -- The Investor Certificates; the Collateral Indebtedness Interest", "-- Subordination; Additional Amounts Available to Investor Certificateholders" and "-- The Cash Collateral Account". Only the Class A Certificates are offered hereby. Additional credit enhancement will be provided in the event that additional Investor Certificates are issued. See "Series Provisions -- Issuance of Additional Investor Certificates" in this Prospectus Supplement.

The Termination Date for the Investor Certificates is the March 2007 Distribution Date.

Series 1996-3 is designated an Extendable Series. Series 1996-3 is not a Prefunded Series.

The Class A Certificates initially will be represented by certificates which will be registered in the name of Cede & Co., the nominee of The Depository Trust Company. The interest of beneficial holders of the Class A Certificates will be represented by book entries on the records of The Depository Trust Company and participating members thereof. Definitive certificates will be available to Class A Certificateholders only under the limited circumstances described under "Description of the Certificates -- Definitive Certificates" in the Prospectus.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CLASS A CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CLASS A CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CLASS A CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                            SUMMARY OF SERIES TERMS

     The following Summary of Series Terms (the "Summary of Terms") and the Summary of Series Provisions are qualified in their entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the Glossary in each of this Prospectus Supplement and the Prospectus for the location herein and therein of the definitions of certain capitalized terms used herein. Certain capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus.

Trust...................
                     Capital One Master Trust (the "Trust").

Title of Securities.....
                     $400,000,000 Floating Rate Class A Asset Backed Certificates, Series 1996-3 (the "Class A Certificates") and $55,000,000 Floating Rate Class B Asset Backed Certificates, Series 1996-3 (the "Class B Certificates" and, together with the Class A Certificates, the "Investor Certificates"). Only the Class A Certificates are offered hereby.

Initial Investor
  Amount................
                     $500,000,000 (the "Initial Investor Amount").

Class A Initial
  Investor Amount.......
                     $400,000,000 (the "Class A Initial Investor Amount").

Class B Initial
  Investor Amount.......
                     $55,000,000 (the "Class B Initial Investor Amount").

Collateral Initial
  Investor Amount.......
                     $45,000,000 (the "Collateral Initial Investor Amount").

Series Designations.....
                     Series 1996-3 is designated an Extendable Series. Series 1996-3 is not a Prefunded Series.

Class A Certificate
  Rate..................
                     A rate per annum equal to LIBOR for one-month United States dollar deposits, determined as of the LIBOR Determination
                     Date as described herein plus      %.

Interest
  Payment Dates.........
                     The 15th day of each month (or, if any such day is not a business day, the next succeeding business day), commencing on the January 1997 Distribution Date.

Initial Principal
  Payment Date..........
                     The January 1998 Interest Payment Date.

Class A Controlled
  Accumulation
  Amount................
                     For each Distribution Date with respect to the Class A Accumulation Period, $20,000,000; except that, if the commencement of the Class A Accumulation Period is delayed as described herein under "Series Provisions -- Principal Payments", which the Bank believes is likely, the Class A Controlled Accumulation Amount may be different for each Distribution Date with respect to the Class A Accumulation Period and will be determined as described under "Series Provisions -- Application of Collections -- Payments of Principal".

Series 1996-3
  Termination Date......
                     The March 2007 Distribution Date. See "Series Provisions -- Series Termination".

Class A Expected
  Final Payment Date....
                     The January 2004 Distribution Date.

Series Cut-Off Date.....
                     December 1, 1996.

Series Issuance Date....
                     December   , 1996.

                          SUMMARY OF SERIES PROVISIONS

The Investor
Certificates; the
  Collateral
  Indebtedness
  Interest..............
                     Each of the Investor Certificates represents a specified undivided interest in certain assets of the Trust. The portion of the Trust Assets allocated to the holders of the Investor Certificates as described below and under "Description of the Certificates" in the Prospectus will be further allocated between the holders of the Class A Certificates (the "Class A Certificateholders' Interest") and the holders of the Class B Certificates (the "Class B Certificateholders' Interest") as described herein. The Class A Certificateholders' Interest and the Class B Certificateholders' Interest are sometimes collectively referred to herein as the "Investor Certificateholders' Interest". In addition, a specified undivided interest in the Trust Assets (the "Collateral Indebtedness Interest") in the initial amount of $45,000,000 (an amount that represents 9% of the Initial Investor Amount) constitutes the Credit Enhancement for the Investor Certificates. The provider of such Credit Enhancement is the "Collateral Indebtedness Holder." For purposes of this Prospectus Supplement, the "Collateral Indebtedness Interest" shall be deemed to be the "Enhancement Invested Amount" for all purposes under the Prospectus.

                     The aggregate amount of Principal Receivables allocated to the Investor Certificateholders' Interest and the Collateral Indebtedness Interest (as more fully defined herein, the "Invested Amount") will be $500,000,000 on the Series Issuance Date (the "Initial Invested Amount").

                     The aggregate amount of Principal Receivables allocable to the Class A Certificateholders' Interest (as more fully defined herein, the "Class A Invested Amount") will be $400,000,000 on the Series Issuance Date (the "Class A Initial Invested Amount"). The aggregate amount of Principal Receivables allocable to the Class B Certificateholders' Interest (as more fully defined herein, the "Class B Invested Amount") will be $55,000,000 on the Series Issuance Date (the "Class B Initial Invested Amount"). The aggregate amount of Principal Receivables allocable to the Collateral Indebtedness Interest (as more fully defined herein, the "Collateral Indebtedness Amount") will be $45,000,000 on the Series Issuance Date (the "Collateral Initial Indebtedness Amount"). Because Series 1996-3 is not a Prefunded Series, the Class A Initial Invested Amount will equal the Class A Initial Investor Amount, the Class B Initial Invested Amount will equal the Class B Initial Investor Amount and the Collateral Initial Indebtedness Amount will equal the Collateral Initial Investor Amount.

                     The Class B Invested Amount will decline in certain circumstances as a result of (a) the allocation to the Class B Certificateholders' Interest of Defaulted Amounts otherwise allocable to the Class A Certificateholders' Interest and (b) the reallocation of collections of Principal Receivables otherwise allocable to the Class B Certificateholders' Interest to fund certain payments in respect of the Class A Certificates. Any such reductions in the Class B Invested Amount may be reimbursed out of Excess Spread, if any, Excess Finance Charges allocable to Series 1996-3, the reallocation of certain amounts allocable to the Collateral Indebtedness Interest and certain amounts, if any, on deposit in the Cash Collateral Account as described herein. During the Accumulation Period and the Principal Payment Period (until the first Principal Distribution Date), for the sole purpose of allocating collections of Finance Charge Receivables and the Defaulted Amount with respect to each Monthly Period, the Class A Certificateholders' Interest and (after the Class B Principal Commencement Date) the Class B Certificateholders' Interest will be further reduced by the amount on deposit in the Principal Funding Account (as so reduced, the "Class A Adjusted Invested Amount" and the "Class B Adjusted Invested Amount," respectively, and together with the Collateral Indebtedness Amount, the "Adjusted Invested Amount"). The principal amount of the Seller's Interest will fluctuate as the amount of Principal Receivables in the Trust, the invested amount of each Series and the amounts on deposit in the Excess Funding Account and any prefunding account change from time to time.

                     The Investor Certificateholders' Interest and the Collateral Indebtedness Interest will include the right to receive (but only to the extent needed to make required payments under the Pooling Agreement and the Series 1996-3 Supplement and subject to any reallocation of such amounts as described herein) varying percentages of the collections of Finance Charge Receivables and Principal Receivables and will be allocated a varying percentage of the Defaulted Amount with respect to each Monthly Period. Finance Charge Receivables collections and the Defaulted Amount will be allocated to the Investor Certificates and the Collateral Indebtedness Interest based on the Floating Allocation Percentage. Such amounts will be further allocated to the Class A Certificates, the Class B Certificates and the Collateral Indebtedness Interest based on the Class A Floating Percentage, the Class B Floating Percentage and the Collateral Floating Percentage, respectively. Collections of Principal Receivables will be allocated to the Investor Certificates and the Collateral Indebtedness Interest based on the Principal Allocation Percentage. Such percentage will vary as described herein under "Series Provisions -- Allocation Percentages" depending on whether the Investor Certificates are in their Revolving Period, Principal Payment Period, Accumulation Period or Early Amortization Period. See also "Description of the Certificates -- Allocation Percentages" in the Prospectus. Such amounts will be further allocated to the Class A Certificates, the Class B Certificates and the Collateral Indebtedness Interest as described herein. See "Series Provisions -- Allocation Percentages".

Initial Principal
  Payment Date..........
                     Unless an Early Amortization Event or a Principal Payment Event has occurred, principal with respect to the Class A Certificates is expected to be paid on the Class A Expected Final Payment Date. Because the Summary of Terms designates Series 1996-3 an Extendable Series, if the Servicer elects not to extend the Initial Principal Payment Date (a "Principal Payment Event"), the Revolving Period or the Accumulation Period, as applicable, will end and the Principal Payment Period will commence. On each Distribution Date with respect to the Principal Payment Period until the first Principal Distribution Date, Available Investor Principal Collections will be deposited in the Principal Funding Account until the Principal Funding Account Balance is equal to the Class A Invested Amount or, if earlier, the first Principal Distribution Date. Principal will be paid to the Class A Certificateholders on each Principal Distribution Date during the Principal Payment Period until the final payment of the Class A Certificates has been made. "Principal Distribution Date" means (a) each Distribution Date beginning with the first January Distribution Date with respect to the Principal Payment Period or (b) upon an irrevocable election by Class A Certificateholders evidencing 100% of the aggregate unpaid principal amount of the Class A Certificates and notice in writing of such election to the Trustee, each Distribution Date with respect to the Principal Payment Period. The Class B Certificateholders will not begin to receive payments of principal during the Principal Payment Period until the final payment of the Class A Certificates has been made. The "Initial Principal Payment Date" will initially be the date specified as such in the Summary of Terms, but will successively be extended to the next Interest Payment Date after the then-current Initial Principal Payment Date unless the Servicer elects not to cause such extension; provided, however, that the Initial Principal Payment Date may not be later than the Class A Expected Final Payment Date. The "Principal Payment Period" means the period beginning on the first day of the Monthly Period specified in the Servicer's election not to extend the Initial Principal Payment Date, but in any event will commence no later than on the first day of the Monthly Period immediately preceding the Initial Principal Payment Date on or following the Servicer's election not to extend such Initial Principal Payment Date and ending on the earliest to occur of (i) the Early Amortization Period, (ii) the payment in full of the Invested Amount and (iii) the Termination Date. See "Series Provisions -- Extension of Initial Principal Payment Date".

Issuance of Additional
  Investor
  Certificates..........
                     After the completion of the offering made hereby, the Bank may cause the Trustee to issue additional Investor Certificates of Series 1996-3 ("Additional Investor Certificates") from time to time during the Revolving Period, provided that certain conditions included in the Series 1996-3 Supplement are met. In connection with each Additional Issuance, the outstanding principal amounts of the Class A Certificates and the Class B Certificates and the aggregate amount of Credit Enhancement will be increased pro rata. When issued, the Additional Investor Certificates of a class will be identical in all respects to the other outstanding Investor Certificates of that class. See "Series
                     Provisions -- Issuance of Additional Investor Certificates" in this Prospectus Supplement.

Other Series............
                     As of the date hereof, the Trust has issued fifteen other Series of Certificates, thirteen of which are still outstanding. For information concerning the characteristics of such other outstanding Series of Certificates, see "Annex I: Previous Issuances of Certificates". Additional Series are expected to be issued from time to time by the Trust. See "Description of the Certificates -- New Issuances" in the Prospectus and "Maturity Considerations" herein.

Receivables.............
                     The Bank has conveyed to the Trust Receivables arising in Accounts constituting a portion of the Bank Portfolio, based on criteria provided in the Pooling Agreement as applied on July 30, 1993 (the "Trust Cut-Off Date"), and in certain Additional Accounts conveyed to the Trust in accordance with the Pooling Agreement since the Trust Cut-Off Date, all as more fully described herein under "The Bank Portfolio". The aggregate amount of Receivables in the Accounts as of October 4, 1996 (including Receivables in Accounts added to the Trust on November 18, 1996 and November 29, 1996) was $10,911,289,179.48, consisting of
                     $10,634,586,006.50 of Principal Receivables and $276,703,172.98 of Finance Charge Receivables.

Registration of
  Investor
  Certificates..........
                     The Class A Certificates initially will be represented by certificates registered in the name of Cede & Co., as the nominee of DTC. No purchaser of a Class A Certificate will be entitled to receive a definitive certificate except under certain limited circumstances. Class A Certificateholders may elect to hold their Class A Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe). See "The Pooling Agreement
                     Generally -- Definitive Certificates" in the Prospectus.

Servicing
  Compensation..........
                     The Servicing Fee Rate for the Investor Certificates and the Collateral Indebtedness Interest will be 2.00% per annum. On each Distribution Date, Servicer Interchange with respect to the related Monthly Period that is on deposit in the Collection Account will be withdrawn from the Collection Account and paid to the Servicer in respect of the Monthly Servicing Fee. In addition, the Class A Servicing Fee, the Class B Servicing Fee and the Collateral Servicing Fee will be paid on each Distribution Date as described under "Series Provisions -- Application of Collections -- Payment of Interest, Fees and Other Items" and "-- Servicing Compensation and Payment of Expenses" herein. See also "Description of the Certificates -- Servicing Compensation and Payment of Expenses" in the Prospectus.

Funding Period..........
                     If the Summary of Terms herein designates Series 1996-3 a Prefunded Series, then during the period (the "Funding Period") from and including the Series Issuance Date to but excluding the earlier of (i) the conclusion of the Revolving Period, (ii) the date on which the Invested Amount first equals the Investor Amount and (iii) the Final Funding Date specified in the Summary of Terms, the Prefunded Amount will be maintained in an Eligible Deposit Account to be established with the Trustee (the "Prefunding Account"). If Series 1996-3 is designated a Prefunded Series, the "Prefunded Amount" will equal the Initial Prefunded Amount specified in the Summary of Terms, less the amounts of any increases in the Invested Amount pursuant to the Series 1996-3 Supplement in connection with an increase in the amount of Principal Receivables in the Trust. Funds on deposit in the Prefunding Account will be invested by the Trustee in Eligible Investments.

                     During the Funding Period, if applicable, funds on deposit in the Prefunding Account will be withdrawn on the Funding Dates specified in the Summary of Terms and paid to the Seller, and the Invested Amount will be increased by a corresponding amount, to the extent that the principal amount of the Seller's Interest on such day exceeds the Required Funding Percentage specified in the Summary of Terms of the aggregate amount of Principal Receivables in the Trust on such day; provided, however, that the Invested Amount will in no event exceed the Initial Investor Amount or increase by an amount in excess of the Prefunded Amount immediately prior to giving effect to such increase. Investor Certificateholders and the Collateral Indebtedness Holder will have no further right to or interest in such funds upon their withdrawal from the Prefunding Account in connection with such increases in the Invested Amount. Should the Prefunded Amount be greater than zero at the end of the Funding Period, the amounts remaining on deposit in the Prefunding Account will be payable pro rata to the Class A Certificateholders, the Class B Certificateholders and the Collateral Indebtedness Holder on the next succeeding Distribution Date and result in a reduction of the Investor Amount. See "Series Provisions -- Prefunding Account" herein and "Description of the Certificates -- Funding Period" in the Prospectus.

Revolving Period and
  Accumulation Period...
                     Unless a Pay Out Event or, if Series 1996-3 is an Extendable Series, a Principal Payment Event has occurred, the revolving period with respect to the Investor Certificates (the "Revolving Period") is scheduled to end and the accumulation period with respect to the Investor Certificates (the "Accumulation Period"), which includes separate accumulation periods for the Class A Certificates and the Class B Certificates, is scheduled to commence at the close of business on the last day of the April 2002 Monthly Period. Subject to the conditions set forth under "Series Provisions -- Principal Payments" herein, the day on which the Revolving Period ends and the Accumulation Period begins may be delayed to no later than the close of business on the last day of the November 2003 Monthly Period. Unless a Pay Out Event or, if Series 1996-3 is an Extendable Series, a Principal Payment Event has occurred,
                     (i) the Class A accumulation period (the "Class A Accumulation Period") will commence at the close of business on the last day of the Revolving Period and end on the earliest of (a) the commencement of the Early Amortization Period, (b) the commencement of the Principal Payment Period, if applicable, (c) the payment in full of the Class A Invested Amount or (d) the Series 1996-3 Termination Date (the "Termination Date"), and (ii) the Class B accumulation period (the "Class B Accumulation Period") will commence on the Distribution Date on which the Class A Invested Amount is paid in full or, if the Class A Invested Amount is paid in full on the Class A Expected Final Payment Date, and the Early Amortization Period has not commenced, the Distribution Date following the Class A Expected Final Payment Date (the "Class B Principal Commencement Date") and end on the earliest of
                     (a) the commencement of the Early Amortization Period, (b) the payment in full of the Class B Invested Amount or (c) the Termination Date. No principal will be payable to Class A Certificateholders (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period) until the Class A Expected Final Payment Date, or, upon the occurrence of a Pay Out Event or a Principal Payment Event as described herein, the first Special Payment Date with respect to the Early Amortization Period or Principal Payment Period, as applicable. No principal will be payable to the Class B Certificateholders (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period) until the Class A Invested Amount is paid in full. For the period beginning on the Series Cut-Off Date and ending with the commencement of the Accumulation Period, the Principal Payment Period or the Early Amortization Period, collections of Principal Receivables otherwise allocable to the Investor Certificateholders' Interest and the Collateral Indebtedness Interest (other than collections of Principal Receivables allocated to the Class B Certificateholders' Interest and the Collateral Indebtedness Interest ("Reallocated Principal Collections") that are used to pay any deficiency in the Class A Required Amount or the Class B Required Amount) will, subject to certain limitations and unless a reduction in the Required Collateral Amount has occurred, be treated as Shared Principal

                     Collections and applied to cover principal payments due to or for the benefit of Certificateholders of other Series, if so specified in the Supplements for such other Series, or paid to the Bank. See "Series Provisions -- Pay Out Events" and "-- Extension of Initial Principal Payment Date" herein and "Description of the Certificates -- Pay Out Events" in the Prospectus for a discussion of the events which might lead to the termination of the Revolving Period prior to the commencement of the Accumulation Period. In addition, see "Series Provisions -- Principal Payments" herein and "Description of the Certificates -- Shared Principal Collections" in the Prospectus.

Subordination;
  Additional Amounts
  Available to Investor
  Certificateholders....
                     The fractional undivided interest in the Trust Assets allocable to the Class B Certificates and the Collateral Indebtedness Interest will be subordinated to the extent necessary to fund payments with respect to the Class A Certificates as described herein. In addition, the Collateral Indebtedness Interest will be subordinated to the extent necessary to fund certain payments with respect to the Investor Certificates.

                     If collections of Finance Charge Receivables allocable to the Class A Certificates for any Monthly Period and certain other available amounts described herein are less than the sum of (i) current and overdue Class A Monthly Interest,
                     (ii) Class A Additional Interest, (iii) current and overdue Class A Servicing Fee and (iv) the Class A Investor Default Amount, with respect to the related Distribution Date, Excess Spread and Excess Finance Charges allocable to Series 1996-3 will be applied to fund the deficiency (the "Class A Required Amount"). "Excess Spread" for any Distribution Date will equal the sum of (a) the excess of collections of Finance Charge Receivables allocated to the Class A Certificates and other available funds described herein over the sum of the amounts referred to in clauses
                     (i), (ii), (iii) and (iv) above, (b) the excess of collections of Finance Charge Receivables allocated to the Class B Certificates and certain other available funds described herein over the sum of (i) current and overdue Class B Monthly Interest, (ii) Class B Additional Interest and (iii) current and overdue Class B Servicing Fee and (c) the excess of collections of Finance Charge Receivables allocated to the Collateral Indebtedness Interest and certain other available funds described herein over the current and overdue Collateral Servicing Fee. If Excess Spread and Excess Finance Charges allocable to Series 1996-3 with respect to such Distribution Date are less than the Class A Required Amount, amounts, if any, on deposit in the Cash Collateral Account will then be used to fund the remaining Class A Required Amount. If Excess Spread and Excess Finance Charges allocable to Series 1996-3 with respect to such Distribution Date and amounts, if any, on deposit in the Cash Collateral Account are less than the Class A Required Amount, Reallocated Principal Collections allocable first to the Collateral Indebtedness Amount and then the Class B Invested Amount with respect to the related Monthly Period will then be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to such Monthly Period are insufficient to fund the remaining Class A Required Amount for the related Distribution Date, then a portion of the Collateral Indebtedness Amount will be reduced by the amount of such deficiency (but not by more than the Class A Investor Default Amount for such Monthly Period). If such reduction would cause the Collateral Indebtedness Amount to be reduced below zero, the Class B Invested Amount will be reduced by the amount by which the Collateral Indebtedness Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount for such Monthly Period over the amount of such reduction in the Collateral Indebtedness Amount) to avoid a charge-off with respect to the Class A Certificates. If the Class B Invested Amount is reduced to zero, the Class A Invested Amount will be reduced if the Class A Required Amount for any Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocated to Series 1996-3, amounts, if any, on deposit in the Cash Collateral Account and Reallocated Principal Collections for the related Monthly Period, but not by more than the excess of the Class A Investor Default Amount for such

                     Monthly Period over the aggregate reductions in the Collateral Indebtedness Amount and the Class B Invested Amount with respect to such Monthly Period, and the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Series Provisions -- Reallocation of Cash Flows" and "-- Defaulted Receivables; Investor Charge-Offs".

                     If collections of Finance Charge Receivables allocable to the Class B Certificates for any Monthly Period and certain other available amounts described herein are less than the sum of (i) current and overdue Class B Monthly Interest,
                     (ii) Class B Additional Interest, (iii) current and overdue Class B Servicing Fee and (iv) the Class B Investor Default Amount, with respect to the related Distribution Date, Excess Spread and Excess Finance Charges allocable to Series 1996-3 and not required to pay the Class A Required Amount will be applied to fund the deficiency (the "Class B Required Amount"). If Excess Spread and Excess Finance Charges allocable to Series 1996-3 with respect to such Distribution Date and not required to pay the Class A Required Amount are less than the Class B Required Amount, amounts, if any, on deposit in the Cash Collateral Account not required to pay the Class A Required Amount will be withdrawn and applied to fund the Class B Required Amount. If such amounts available with respect to such Distribution Date are insufficient to pay the Class B Required Amount, Reallocated Principal Collections allocable to the Collateral Indebtedness Amount for the related Monthly Period and not required to pay the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If Reallocated Principal Collections allocable to the Collateral Indebtedness Amount with respect to such Monthly Period are insufficient to fund the remaining Class B Required Amount for the related Distribution Date, then the Collateral Indebtedness Amount will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). If such reduction would cause the Collateral Indebtedness Amount to be reduced below zero, the Class B Invested Amount will be reduced by the amount by which the Class B Required Amount for any Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocated to Series 1996-3 not required to pay the Class A Required Amount and amounts, if any, on deposit in the Cash Collateral Account not required to pay the Class A Required Amount and Reallocated Principal Collections not required to pay the Class A Required Amount for the related Monthly Period, but not by more than the excess of the Class B Investor Default Amount for such Monthly Period over the reduction in the Collateral Indebtedness Amount with respect to such Monthly Period. In the event of a reduction of the Class A Invested Amount, the Class B Invested Amount or the Collateral Indebtedness Amount, the amount of principal and interest available to fund payments with respect to the Class A Certificates and the Class B Certificates will be decreased. See "Series Provisions -- Reallocation of Cash Flows".

The Cash Collateral
  Account...............
                     A cash collateral account (the "Cash Collateral Account") will be held in the name of the Trustee for the benefit of the Investor Certificateholders and the Collateral Indebtedness Holder. The Cash Collateral Account will have a beginning balance of zero which will be increased (i) to the extent the Bank elects, subject to certain conditions described herein, to apply collections of Principal Receivables to decrease the Collateral Indebtedness Amount,
                     (ii) to the extent collections of Principal Receivables allocated to the Collateral Indebtedness Amount are required to be deposited therein and (iii) to the extent collections of Excess Spread and Excess Finance Charges allocable to Series 1996-3 are required to be deposited therein as described herein. See "Series Provisions -- Cash Collateral Account". To the extent set forth herein, withdrawals will be made from the Cash Collateral Account to pay the Class A Required Amount first and then, to pay the Class B Required Amount. See "Series
                     Provisions -- Reallocation of Cash Flows".

Amounts Available as
  Credit Enhancement....
                     On each Distribution Date, the amount of Credit Enhancement available to the Investor Certificateholders will equal the lesser of (i) the sum of the Collateral Indebtedness Amount and the amount, if any, on deposit in the Cash Collateral Account (the "Available Collateral Amount") and (ii) the Required Collateral Amount. The "Required Collateral Amount" with respect to any Distribution Date means, subject to certain limitations more fully described herein, the product of (a) the sum of the Class A Adjusted Invested Amount, the Class B Invested Amount and the Collateral Indebtedness Amount, each as of such Distribution Date after taking into account distributions made on such Distribution Date and (b) 9%. With respect to any Distribution Date, if the Available Collateral Amount is less than the Required Collateral Amount, certain Excess Spread and Excess Finance Charges allocable to Series 1996-3 will be used to increase the Collateral Indebtedness Amount or be deposited into the Cash Collateral Account to the extent of such shortfall. See "Series
                     Provisions -- Application of Collections -- Excess Spread; Excess Finance Charges". If on any Distribution Date the Available Collateral Amount exceeds the Required Collateral Amount, such excess in the Cash Collateral Account will be applied in accordance with the Loan Agreement and will not be available to the Investor Certificateholders. See "Series Provisions -- Cash Collateral Account".

Excess Finance
Charges.................
                     The Series 1996-3 Certificates will be the sixteenth Series issued by the Trust and the fourteenth Series, outstanding as of the Series Issuance Date, included in a group of Series ("Group One") expected to be issued by the Trust from time to time. The Series 1993-1 Certificates, the Series 1993-3 Certificates, the Series 1993-4 Certificates, the Series 1994-2 Certificates, the Series 1994-3 Certificates, the Series 1994-4 Certificates, the Series 1994-A Certificates, the Series 1995-1 Certificates, the Series 1995-2 Certificates, the Series 1995-3 Certificates, the Series 1995-4 Certificates, the Series 1996-1 Certificates and the Series 1996-2 Certificates are currently included in Group One. See "Annex I: Previous Issuances of Certificates". Subject to certain limitations described under "Description of the Certificates -- Sharing of Excess Finance Charges" in the Prospectus, Excess Finance Charges, if any, with respect to a Series included in Group One will be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series in Group One, pro rata based upon the amount of the shortfall, if any, with respect to each Series in Group One.

Shared Principal
  Collections...........
                     Collections of Principal Receivables and certain other amounts otherwise allocable to other Series, to the extent such collections are not needed to make payments to or deposits for the benefit of the certificateholders of such other Series, will be applied to cover principal payments due to or for the benefit of the holders of the Investor Certificates and the Collateral Indebtedness Interest. See "Description of the Certificates -- Shared Principal Collections" in the Prospectus.

Optional Repurchase.....
                     The Investor Certificateholders' Interest and the Collateral Indebtedness Interest will be subject to optional repurchase by the Bank on any Distribution Date after the sum of the Class A Invested Amount, the Class B Invested Amount and the Collateral Indebtedness Amount is reduced to an amount that is less than or equal to 5% of the sum of the Initial Invested Amount plus, if applicable, the amount of any increases in the Invested Amount during the Funding Period. The purchase price will be equal to the sum of the Class A Invested Amount and the Class B Invested Amount (less the Principal Funding Account Balance, if any), the Collateral Indebtedness Amount and accrued and unpaid interest on the Class A Certificates, the Class B Certificates and the Collateral Indebtedness Amount (and accrued and unpaid interest with respect to interest amounts that were due but not paid on a prior Payment Date) through (a) if the day on which such purchase occurs is a Distribution Date, the day preceding such Distribution Date or (b) if the day on which such repurchase occurs is not a Distribution Date, the day preceding the Distribution Date following such day. See "Description of the Certificates -- Optional Termination; Final Payment of Principal" in the Prospectus.

Required Principal
  Balance; Addition
  of Accounts...........
                     The Series 1996-3 Supplement provides that the Bank will be required to make an Addition of Accounts to the Trust if the amount of Principal Receivables in the Trust is not maintained at a minimum level equal to the sum of the initial invested amounts (plus the amount of any increases in the invested amounts attributable to prefunding) of each Series then outstanding (provided that certain Series may be excluded from such calculation if the issuance of such Series will not result in a Ratings Effect) minus amounts on deposit in the Excess Funding Account. See "Series Provisions -- Required Principal Balance; Addition of Accounts" herein and "Description of the Certificates -- Addition of Trust Assets" in the Prospectus.

Defeasance..............
                     In certain circumstances and subject to certain conditions, the Bank may terminate its substantive obligations in respect of Series 1996-3 or the Pooling Agreement as a whole. See "The Pooling Agreement Generally -- Defeasance" in the Prospectus.

ERISA Considerations....
                     The Class A Certificates may not be acquired by (a) any employee benefit plan that is subject to ERISA, (b) any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to
                     Section 4975 of the Code, or (c) any entity whose underlying assets include "plan assets" under the regulation by reason of any such plan's investment in the entity. By its acceptance of a Class A Certificate, each Class A Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. See "ERISA Considerations" in the Prospectus.

Class A Certificate
  Rating................
                     It is a condition to the issuance of the Class A Certificates that they be rated in the highest rating category by at least one nationally recognized rating agency. The rating of the Class A Certificates is based primarily on the value of the Receivables, the subordination of the Class B Certificates and the circumstances, as described herein, in which the Available Collateral Amount may be available for the benefit of the Class A Certificateholders. See "Risk Factors -- Series Considerations -- Limited Nature of Rating" in the Prospectus.

Class B Certificate
  Rating................
                     It is a condition to the issuance of the Class B Certificates that they be rated in one of the three highest rating categories by at least one nationally recognized rating agency. The rating of the Class B Certificates is based primarily on the value of the Receivables and the circumstances, as described herein, in which the Available Collateral Amount may be available for the benefit of the Class B Certificateholders. See "Risk Factors -- Series Considerations -- Limited Nature of Rating" in the Prospectus.

                                  RISK FACTORS

     Limited Amounts of Credit Enhancement. Although Credit Enhancement with respect to the Investor Certificates will be provided by the subordination of the Collateral Indebtedness Interest and the funds, if any, held in the Cash Collateral Account, such amounts are limited. If the Collateral Indebtedness Amount and any amount on deposit in the Cash Collateral Account are reduced to zero, the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust and the Class B Invested Amount may be reduced. If the Class B Invested Amount is reduced to zero, Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Series
Provisions -- Cash Collateral Account".

     Effect of Subordination of Class B Certificates; Principal Payments. The Class B Certificates are subordinated in right of payment of principal to the Class A Certificates. Payments of principal in respect of the Class B Certificates (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period) will not commence until after the final principal payment with respect to the Class A Certificates has been made as described herein. Moreover, the Class B Invested Amount is subject to reduction if the Class A Required Amount for any Monthly Period is greater than zero and is not funded from Excess Spread and Excess Finance Charges allocated to Series 1996-3, Reallocated Principal Collections with respect to the Collateral Indebtedness Interest, amounts, if any, on deposit in the Cash Collateral Account, and reductions in the Collateral Indebtedness Amount. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocable to the Class B Certificateholders' Interest in future Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal and interest distributable to the Class B Certificateholders will be reduced. See "Series Provisions -- Allocation Percentages" and "-- Reallocation of Cash Flows" herein. If the Class B Invested Amount is reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

     New Stand-Alone Company. The credit card business currently conducted by the Bank was, prior to November 22, 1994, operated in a division of Signet Bank/Virginia. On that date, as part of a corporate reorganization, substantially all of the credit card business then conducted by Signet Bank/Virginia, including the assets in the Trust, and related liabilities were transferred to and assumed by the Bank. At that time, the Bank became a separate, stand-alone company and a wholly-owned subsidiary of Capital One Financial Corporation, a newly formed Delaware holding company, and became the Seller and Servicer of the Trust. On February 28, 1995, all of the shares of stock of Capital One Financial Corporation then held by Signet Banking Corporation, the parent of Signet Bank/Virginia, were distributed to the shareholders of Signet Banking Corporation in a tax-free distribution.

                            MATURITY CONSIDERATIONS

     The Pooling Agreement and the Supplement thereto for Series 1996-3 (the "Series 1996-3 Supplement") provide that Class A Certificateholders will not receive payments of principal (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period) until the Class A Expected Final Payment Date, or earlier in the event of a Pay Out Event or, if Series 1996-3 is an Extendable Series, a Principal Payment Event. Class A Certificateholders will receive payments of principal (i) on each Distribution Date following the Monthly Period in which a Pay Out Event occurs and (ii) on each Principal Distribution Date during the Principal Payment Period (each, a "Special Payment Date") until the Class A Invested Amount has been paid in full or the Termination Date has occurred. The Class B Certificateholders will not begin to receive payments of principal (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period) until the final principal payment on the Class A Certificates has been made.

     On each Distribution Date during the Accumulation Period, amounts equal to the least of (a) Available Investor Principal Collections (see "Series Provisions -- Principal Payments") for the related Monthly Period on deposit in the Collection Account, (b) the applicable Controlled Deposit Amount, which is equal to the sum of the applicable Controlled Accumulation Amount for such Monthly Period and any applicable Deficit Controlled Accumulation Amount and (c) the Class A Adjusted Invested Amount will be deposited in the Principal Funding Account held by the Trustee (the "Principal Funding Account") until the Principal Funding Account Balance is equal to the Class A Invested Amount or, if earlier, the Class A Expected Final Payment Date. After the Class A Invested Amount has been paid in full, on each Distribution Date during the Class B Accumulation Period, an amount equal to the least of (a) Available

Investor Principal Collections for the related Monthly Period on deposit in the Collection Account, (b) the applicable Controlled Deposit Amount and (c) the Class B Adjusted Invested Amount will be deposited in the Principal Funding Account until the Principal Funding Account Balance is equal to the Class B Invested Amount or, if earlier, the Class B Expected Final Payment Date. See "Series Provisions -- Principal Payments" for a discussion of circumstances under which the commencement of the Accumulation Period may be delayed.

     On each Distribution Date with respect to the Principal Payment Period until the first Principal Distribution Date (unless the Investor Certificateholders have elected to have each Distribution Date following the commencement of the Principal Payment Period be a Principal Distribution Date) amounts equal to the lesser of (a) Available Investor Principal Collections (see "Series Provisions -- Principal Payments") for the related Monthly Period on deposit in the Collection Account and (b) the Class A Adjusted Invested Amount will be deposited in the Principal Funding Account until the Principal Funding Account Balance is equal to the Class A Invested Amount or, if earlier, the first Principal Distribution Date.

     The Bank may, at or after the time at which the Accumulation Period or the Principal Payment Period commences for Series 1996-3, cause the Trust to issue another Series (or some portion thereof, to the extent that the full principal amount of such other Series is not otherwise outstanding at such time) as a Paired Series with respect to Series 1996-3 to be used to finance the increase in the Seller's Interest caused by the accumulation of principal in the Principal Funding Account or payments of principal to the Investor Certificateholders with respect to Series 1996-3. Although no assurances can be given as to whether such other Series will be issued and, if issued, the terms thereof, the outstanding principal amount of such other Series may vary from time to time (whether or not a Pay Out Event occurs with respect to the Investor Certificates), and the interest rate with respect to certificates of such other Series may be established on its date of issuance and may be reset periodically. Further, since the terms of the Investor Certificates will vary from the terms of such other Series, the Pay Out Events with respect to such other Series will vary from the Pay Out Events with respect to Series 1996-3 and may include Pay Out Events which are unrelated to the status of the Bank or the Receivables, such as Pay Out Events related to the continued availability and rating of certain providers of Series Enhancement to such other Series. If a Pay Out Event does occur with respect to any such Paired Series prior to the payment in full of the Investor Certificates, the final payment of principal to the Investor Certificateholders may be delayed.

     Should a Pay Out Event or, if Series 1996-3 is an Extendable Series, a Principal Payment Event occur with respect to the Investor Certificates and the Early Amortization Period or the Principal Payment Period commence, any amount on deposit (a) in the Principal Funding Account will be paid to the Investor Certificateholders on the first Special Payment Date and the Investor Certificateholders will be entitled to receive Available Investor Principal Collections on each Special Payment Date until the Class A Invested Amount and Class B Invested Amount are paid in full or until the Termination Date occurs,
(b) in the Excess Funding Account will be released and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of any Series entitled to the benefits of Shared Principal Collections and (c) in the Prefunding Account, if applicable, will be distributed to the Investor Certificateholders and the Collateral Indebtedness Holder on a pro rata basis based on the Class A Initial Invested Amount, the Class B Initial Invested Amount and the Collateral Initial Indebtedness Amount, respectively. See "Description of the Certificates -- Pay Out Events" in the Prospectus and "Series Provisions -- Pay Out Events" herein.

     The ability of Investor Certificateholders to receive payments of principal on the applicable Expected Final Payment Date depends on the payment rates on the Receivables, the amount of outstanding Receivables, the delinquencies, charge-offs and new borrowings on the Accounts, the potential issuance by the Trust of additional Series and the availability of Shared Principal Collections. Monthly payment rates on the Receivables may vary because, among other things, accountholders may fail to make a required minimum payment, may only make payments as low as the minimum required amount or may make payments as high as the entire outstanding balance. Monthly payment rates may also vary due to seasonal purchasing and payment habits of accountholders and to changes in any terms of rebate programs in which accountholders participate. See the "Accountholder Monthly Payment Rates for the Bank Portfolio" table under "The Bank Portfolio" herein. The Bank cannot predict, and no assurance can be given, as to the accountholder monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of the Investor Certificates or whether the terms of any previously or subsequently issued Series might have an impact on the amount or timing of any such payment of principal. A significant amount of receivables initially originated by the Bank was attributable to customers who, attracted by the low introductory rates, transferred balances from competing card issuers. Accounts in the Bank's low introductory rate portfolio that reprice are subject to a significant risk of attrition, because cardholders that were initially attracted by the Bank's low introductory rates may determine to switch accounts or transfer account balances to lower price products offered by competing card issuers. See "Risk
Factors -- Series Considera-
tions -- Generation of Additional Receivables; Dependency on Cardholder Repayments" and "Description of the Certificates -- Shared Principal Collections" in the Prospectus.

     In addition, the amount of outstanding Receivables and the delinquencies, charge-offs and new borrowings on the Accounts may vary from month to month due to seasonal variations, the product mix of the Trust Portfolio, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual accountholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which Investor Certificateholders could expect to receive payments of principal on their Investor Certificates during the Early Amortization Period or Principal Payment Period or the rate at which the Principal Funding Account could be funded during the Accumulation Period or the Principal Payment Period, will be similar to the historical experience set forth in the "Accountholder Monthly Payment Rates for the Bank Portfolio" table under "The Bank Portfolio" herein. As described under "Series Provisions -- Principal Payments", the Bank may shorten the Class A Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Invested Amount on the Class A Expected Final Payment Date.

     The Trust, as a master trust, has previously issued fifteen Series, thirteen of which are still outstanding and may issue additional Series from time to time, and there can be no assurance that the terms of any such Series might not have an impact on the timing or amount of payments received by Investor Certificateholders. Further, if a Pay Out Event occurs, the average life and maturity of the Class A Certificates and Class B Certificates, respectively, could be significantly reduced.

     Due to the reasons set forth above, and the fact that payment experience with respect to the more recently originated accounts in the Bank Portfolio (from which the Accounts included in the Trust Portfolio have been selected) is limited (see "The Bank Portfolio" herein), there can be no assurance that deposits in the Principal Funding Account during the Accumulation Period will be made in accordance with the Controlled Accumulation Amount or that the actual number of months elapsed from the date of issuance of the Class A and Class B Certificates to their respective final Distribution Dates will equal the expected number of months. See "Risk Factors -- Series
Considerations -- Generation of Additional Receivables; Dependency on Cardholder Repayments" in the Prospectus.

                               THE BANK PORTFOLIO

GENERAL

     The Accounts included in the Trust as of the Trust Cut-Off Date and subsequent Additional Cut-Off Dates (the "Trust Portfolio") were selected from the Bank Portfolio based on the eligibility criteria specified in the Pooling Agreement. The Trust Portfolio is comprised of the majority of Eligible Accounts in the Bank Portfolio as of the Series Cut-off Date. The Trust Portfolio also includes certain charged-off accounts with zero balances (the "Zero Balance Accounts"), the recoveries on which will be treated as collections of Finance Charge Receivables. The Bank plans to continue to add Zero Balance Accounts to the Trust from time to time. See "The Accounts" and "The Pooling Agreement Generally -- Conveyance of Receivables" and "-- Representations and Warranties" in the Prospectus.

     The Bank Portfolio is primarily comprised of accounts originated by the Bank from 1992 to 1996, regardless of whether such accounts meet the eligibility requirements specified in the Pooling Agreement. Although such accounts were not originated using identical underwriting criteria, the receivables arising under such accounts are assessed finance charges having one of two general pricing characteristics. The annual percentage rate on such receivables is either a relatively low introductory rate converting to a higher rate at the end of an introductory period or a non-introductory rate generally ranging between approximately 10% and 26%. Introductory period rates generally range from approximately 6% to 10% for introductory periods of 6 to 18 months after which the rate converts to an annual percentage rate generally between approximately 14% and 17%. The annual percentage rate is either a fixed rate or a variable rate that adjusts periodically according to an index. These non-introductory rate products generally include secured cards, affinity and joint account cards, college student cards and other cards targeted to certain other market segments. Historically, these non-introductory rate cards tend to have lower credit lines, balances that build over time, less attrition, higher margins (including fees) and higher delinquencies and credit losses than the Bank's traditional low introductory rate products. The number of these non-introductory rate accounts in the Bank Portfolio has been increasing, and as the number of these accounts increases and as such accounts season, the characteristics of these accounts as described in the preceding sentence will have a more significant effect on the Bank Portfolio. In addition, the Trust Portfolio in the past has not included certain types of these non-introductory rate credit card receivables, including the secured cards. Receivables added to the Trust prior to the Series Issuance Date will include such non-introductory rate credit card receivables, which at the Series Issuance Date constitute, and at any given time thereafter may constitute, a material portion of the Trust Portfolio. See "Risk Factors -- Certain Legal Aspects -- Transfer of Receivables"; "The Bank's Credit Card and Consumer Lending
Business -- Underwriting Procedures" and "Certain Legal Aspects of the Receivables -- Transfer of Receivables" in the Prospectus.

     As disclosed under "The Bank" in the Prospectus, on November 22, 1994 the Bank succeeded to substantially all of the credit card business formerly conducted in a division of Signet Bank/Virginia. The historical Bank Portfolio information contained herein excludes certain identified accounts retained by Signet Bank/Virginia in connection with the transaction which created the Bank. Such retained accounts were generally originated in Signet Bank/Virginia's Virginia, Maryland and District of Columbia market area and, in many cases, were held by customers having certain other banking relationships with Signet Bank/Virginia. Such accounts had an outstanding principal balance of approximately $350,000,000 as of November 22, 1994. Amounts and percentages reflected in the Bank Portfolio Delinquency and Loss Experience, Revenue Experience, and Payment Rate tables herein for the periods prior to November 22, 1994 exclude, for the retained accounts, amounts based on assumptions which, in the opinion of the Bank's management, are considered reasonable.

DELINQUENCY AND LOSS EXPERIENCE

     The growth of the Bank Portfolio from approximately $1.985 billion at year end 1992, to approximately $11.543 billion at month end September 1996, has had the effect of significantly lowering the charge-off and delinquency rates for the entire portfolio from what they otherwise would have been. However, as the proportion of new accounts to seasoned accounts becomes smaller, this effect should be lessened. As seasoning occurs or if new account origination slows, it is expected that the charge-off rates and delinquencies will increase over time.

     The following tables set forth the delinquency and loss experience for the Bank Portfolio for each of the periods shown. The Bank Portfolio includes groups of accounts each created in connection with a particular solicitation, which may, when taken individually, have delinquency and loss characteristics different from those of the overall Bank Portfolio. As of October 4, 1996, the Trust Portfolio represented approximately 94% and 93% of the Bank Portfolio by account and receivables outstanding, respectively (including Receivables in Accounts added to the Trust on November 18, 1996 and November 29, 1996). Because the Trust Portfolio is only a portion of the Bank Portfolio, actual delinquency and loss experience with respect to the Receivables is different from that set forth below for the Bank Portfolio. There can be no assurance that the delinquency and loss experience for the Receivables will be similar to the historical experience set forth below for the Bank Portfolio.

           DELINQUENCIES AS A PERCENTAGE OF THE BANK PORTFOLIO (1)(3)
                             (DOLLARS IN THOUSANDS)

                                                                                      AT YEAR END
                                                      ---------------------------------------------------------------------------
                                 AT MONTH END
                                SEPTEMBER 1996                 1995                      1994                      1993
                            -----------------------   -----------------------   -----------------------   -----------------------
      NUMBER OF DAYS        DELINQUENT                DELINQUENT                DELINQUENT                DELINQUENT
      DELINQUENT (2)          AMOUNT     PERCENTAGE     AMOUNT     PERCENTAGE     AMOUNT     PERCENTAGE     AMOUNT     PERCENTAGE
--------------------------  ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
30-59 days................   $211,479       1.83%      $165,306       1.58%      $ 90,733       1.23%      $ 46,391       0.96%
60-89 days................    125,012       1.08         92,665       0.89         45,277       0.61         25,128       0.52
90+ days..................    280,365       2.43        181,243       1.73         81,720       1.11         43,975       0.91
                             --------      -----       --------     ---- -       --------     ---- -       --------     ---- -
  TOTAL...................   $616,856       5.34%      $439,214       4.20%      $217,730       2.95%      $115,494       2.39%
                             ========      =====       ========      =====       ========      =====       ========      =====

---------------
(1) The percentages are the result of dividing the delinquent amount by end of period receivables outstanding for the applicable period. The delinquent amount is the dollar amount of month end delinquencies in each category for the period. The end of period receivables outstanding at month end September 1996 and at year end 1995, 1994 and 1993 were $11,542,984, $10,445,480,
    $7,378,455 and $4,832,400, respectively.

(2) The Bank uses billing cycles to determine delinquency. This table assumes that each billing cycle is 30 days long, but actual billing cycles range from 26 to 34 days each.

(3) Figures and percentages in this table are reported on a processing month basis.

                     LOSS EXPERIENCE FOR THE BANK PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                   NINE MONTHS
                                                      ENDED                       YEAR ENDED
                                                    SEPTEMBER      ----------------------------------------
                                                     1996(1)          1995           1994           1993
                                                   -----------     ----------     ----------     ----------
Average Receivables Outstanding................    $10,760,330     $9,089,278     $6,197,423     $3,265,565
Gross Losses...................................    $  346,706      $  238,438     $  118,613     $   86,531
Gross Losses as a Percentage of Average
  Receivables Outstanding......................          4.30 %          2.62%          1.91%          2.65%
Recoveries.....................................    $   29,410      $   33,610     $   26,965     $   18,199
Net Losses.....................................    $  317,296      $  204,828     $   91,648     $   68,332
Net Losses as a Percentage of Average
  Receivables Outstanding......................          3.93 %          2.25%          1.48%          2.09%

---------------
(1) The percentages reflected for the nine months ended September 1996 are annualized figures. Annualized figures are not necessarily indicative of results for the entire year.

     The Bank's delinquency and net loss rates at any time reflect, among other factors, the quality of the credit card loans, the average seasoning of the Bank's accounts, the success of the Bank's collection efforts, the product mix of the portfolio and general economic conditions. Usually new accounts initially exhibit a rising trend of delinquency and credit losses which peaks and then declines to a more steady rate of delinquency and losses. Receivables from the most seasoned group of accounts in the Bank Portfolio have generally followed this pattern, but there can be no assurance that such pattern will be followed in the case of newer accounts in the Bank Portfolio.

REVENUE EXPERIENCE

     The following table sets forth the revenues from finance charges and fees billed and Interchange received with respect to the Bank Portfolio for the periods shown.

                   REVENUE EXPERIENCE FOR THE BANK PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                    NINE MONTHS
                                                       ENDED                        YEAR ENDED
                                                     SEPTEMBER      -------------------------------------------
                                                      1996(1)          1995            1994            1993
                                                    -----------     -----------     -----------     -----------
Average Receivables Outstanding...................  $10,760,330     $ 9,089,278     $ 6,197,423     $ 3,265,565
Finance Charges and Fees (2)......................  $ 1,375,907     $ 1,363,765     $   847,077     $   501,388
Yield from Finance Charges and Fees...............        17.05%          15.00%          13.67%          15.35%
Interchange.......................................  $    70,839     $    79,128     $    61,262     $    36,350
Yield from Interchange............................         0.88%           0.87%           0.99%           1.11%

---------------
(1) The percentages reflected for the nine months ended September 1996 are annualized figures. Annualized figures are not necessarily indicative of results for the entire year.

(2) Finance Charges and Fees does not include interest on subsequent collections on accounts previously charged off. Finance Charges and Fees includes monthly periodic rate finance charges, the portion of the annual membership fees amortized on a monthly basis, cash advance fees, late charges, overlimit charges and other miscellaneous fees.

     Because the Trust Portfolio is only a portion of the Bank Portfolio, actual revenue experience with respect to the Receivables is different from that set forth above for the Bank Portfolio. There can be no assurance that the yield experience with respect to the Receivables in the future will be similar to the historical experience set forth above for the Bank Portfolio. In addition, revenue from the Receivables will depend on the types of fees and charges assessed on the Accounts, and could be adversely affected by future changes made by the Bank or the Servicer in such fees and charges or by other factors. See "Risk Factors -- Master Trust Considerations -- Certain Legal Aspects" and
"-- The Ability of the Bank to Change Terms of the Accounts" in the Prospectus.

     The revenue for the accounts in the Bank Portfolio shown in the above table is comprised of three primary components: monthly periodic rate finance charges, the amortized portion of annual membership fees and other service charges, such as cash advance fees, late charges, overlimit fees and other miscellaneous fees. If payment rates decline, the balances subject to monthly periodic rate finance charges tend to grow, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally increases. Conversely, if payment rates increase, the balances subject to monthly periodic rate finance charges tend to fall, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally decreases. Furthermore, as the Bank Portfolio experiences growth in receivables through account origination and account management balance transfer programs which are assessed low introductory periodic rate finance charges and to the extent the Bank chooses to waive all or part of the rate increase for selected accounts in an effort to profitably retain balances, the yield related to monthly periodic rate finance charges would be adversely affected. The yield related to service charges varies with the type and volume of activity in and the amount of each account. As account balances increase, annual membership fees, which remain constant, represent a smaller percentage of the aggregate account balances.

PAYMENT RATES

     The following table sets forth the highest and lowest accountholder monthly payment rates for the Bank Portfolio during any single month in the periods shown and the average accountholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of average monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                      ACCOUNTHOLDER MONTHLY PAYMENT RATES
                           FOR THE BANK PORTFOLIO (1)

                                                                 NINE MONTHS
                                                                    ENDED                        YEAR ENDED
                                                                  SEPTEMBER      -------------------------------------------
                                                                    1996            1995            1994            1993
                                                                 -----------     -----------     -----------     -----------
Lowest Month (2)...............................................      9.10%              8.68%           8.61%           8.57%
Highest Month (2)..............................................     10.97%             11.76%          10.76%          10.17%
Average Payment Rate for the Period............................     10.13%             10.17%           9.90%           9.18%

---------------
(1) The monthly payment rates include amounts which are payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

(2) The monthly payment rates are calculated as the total amount of payments received during the month divided by the average monthly receivables outstanding for each month.

                                THE RECEIVABLES

     The Receivables in the Trust Portfolio, as of October 4, 1996 (including Receivables in Accounts added to the Trust on November 18, 1996 and November 29, 1996, which Accounts are included in all figures set forth in this paragraph), included $10,634,586,006.50 of Principal Receivables and $276,703,172.98 of Finance Charge Receivables. The Accounts had an average balance of $1,493.27 and an average credit limit of $3,401.31. The percentage of the aggregate total Receivables balance to the aggregate total credit limit was 43.90%. The average age of the Accounts was approximately 23.5 months. As of October 4, 1996, all of the Accounts in the Trust Portfolio were VISA or MasterCard credit card accounts, of which 70% were standard accounts and 30% were premium accounts, and the aggregate Receivables balances of standard accounts and premium accounts, as a percentage of the total aggregate Receivables, were 41% and 59%, respectively. Since the Trust Cut-Off Date, and prior to the Series Issuance Date, the Bank has added approximately $11.825 billion principal amount of Receivables in Additional Accounts to the Trust. The Receivables arising under such accounts added to the Trust since the Trust Cut-Off Date are generally assessed finance charges having one of two general pricing characteristics. The annual percentage rate on such Receivables is either a relatively low introductory rate converting to a higher rate at the end of an introductory period or a non-introductory rate generally ranging between approximately 10% and 26%. Introductory period rates generally range from approximately 6% to 10% for introductory periods of 6 to 18 months after which the rate converts to an annual percentage rate generally between approximately 14% and 17%. The annual percentage rate is either a fixed rate or a variable rate that adjusts periodically according to an index. These non-introductory rate products generally include secured cards, affinity and joint account cards, college student cards and other cards targeted to certain other market segments. Historically, these non-introductory rate cards tend to have lower credit lines, balances that build over time, less attrition, higher margins (including fees) and higher delinquencies and credit losses than the Bank's traditional low introductory rate products. In the past, the Trust Portfolio has not included certain types of these non-introductory rate credit card receivables, including the secured cards. Receivables added to the Trust prior to the Series Issuance Date will include such non-introductory rate credit card receivables, which at the Series Issuance Date constitute, and at any given time thereafter may constitute, a material portion of the Trust Portfolio.

     As of October 31, 1996, approximately 48% of the Trust Portfolio accounts were assessed a variable rate periodic finance charge and approximately 52% were assessed a fixed rate periodic finance charge.

     The following tables summarize the Trust Portfolio by various criteria as of October 4, 1996 (including Receivables in Accounts added to the Trust on November 18, 1996 and November 29, 1996). References to "Receivables Outstanding" in the following tables include both Finance Charge Receivables and Principal Receivables. Because the future composition and product mix of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                                               PERCENTAGE                           PERCENTAGE
                                                               OF TOTAL                              OF TOTAL
                                                 NUMBER OF     NUMBER OF        RECEIVABLES         RECEIVABLES
            ACCOUNT BALANCE RANGE                ACCOUNTS      ACCOUNTS         OUTSTANDING         OUTSTANDING
---------------------------------------------    ---------     ---------     ------------------     -----------
Credit Balance (1)...........................      111,098         1.52%     $    (8,740,669.06)        (0.08)%
No Balance (2)...............................    1,247,958        17.08                    0.00          0.00
More than $0 and less than or equal to
  $1,500.00..................................    3,907,826        53.48        1,851,999,351.92         16.97
$1,500.01-$5,000.00..........................    1,374,485        18.81        4,208,884,666.03         38.57
$5,000.01-$10,000.00.........................      589,442         8.07        3,867,471,621.07         35.45
Over $10,000.00..............................       76,161         1.04          991,674,209.52          9.09
                                                 ---------      -------       -----------------       -------
  TOTAL......................................    7,306,970       100.00%     $10,911,289,179.48        100.00%
                                                 =========      =======       =================       =======

---------------
(1) Credit balances are a result of cardholder payments and credit adjustments applied in excess of the unpaid balance on an Account. Accounts which currently have a credit balance are included because Receivables may be generated with respect thereto in the future.

(2) Accounts which currently have no balance are included because Receivables may be generated with respect thereto in the future. Zero Balance Accounts are not included in these figures.

                        COMPOSITION BY CREDIT LIMIT (1)
                                TRUST PORTFOLIO

                                                               PERCENTAGE                           PERCENTAGE
                                                               OF TOTAL                              OF TOTAL
                                                 NUMBER OF     NUMBER OF        RECEIVABLES         RECEIVABLES
             CREDIT LIMIT RANGE                  ACCOUNTS      ACCOUNTS         OUTSTANDING         OUTSTANDING
---------------------------------------------    ---------     ---------     ------------------     -----------
Less than or equal to $1,500.00..............    3,569,068        48.84%     $ 1,435,085,871.30         13.15%
$1,500.01-$5,000.00..........................    1,543,168        21.12        2,389,150,565.38         21.90
$5,000.01-$10,000.00.........................    1,916,483        26.23        5,061,972,420.80         46.39
Over $10,000.00..............................      278,251         3.81        2,025,080,322.00         18.56
                                                 ---------      -------       -----------------       -------
  TOTAL......................................    7,306,970       100.00%     $10,911,289,179.48        100.00%
                                                 =========      =======       =================       =======

---------------
(1) References to "Credit Limit" herein include both the line of credit established for purchases and cash advances as well as receivables originated under temporary extensions of credit through account management balance transfer programs. Credit limits relating to these temporary extensions decrease as cardholder payments are applied to these receivables.

                       COMPOSITION BY PAYMENT STATUS (1)
                                TRUST PORTFOLIO

                                                               PERCENTAGE                           PERCENTAGE
                                                               OF TOTAL                              OF TOTAL
                                                 NUMBER OF     NUMBER OF        RECEIVABLES         RECEIVABLES
             PAYMENT STATUS (2)                  ACCOUNTS      ACCOUNTS         OUTSTANDING         OUTSTANDING
---------------------------------------------    ---------     ---------     ------------------     -----------
Current to 29 days(3)........................    6,968,790        95.37%     $10,312,089,623.72         94.51%
Past due 30-59 days..........................      133,999         1.83          240,469,354.78          2.20
Past due 60-89 days..........................       69,416         0.95          112,276,791.82          1.03
Past due 90+ days............................      134,765         1.85          246,453,409.16          2.26
                                                 ---------      -------       -----------------       -------
  TOTAL......................................    7,306,970       100.00%     $10,911,289,179.48        100.00%
                                                 =========      =======       =================       =======

---------------
(1) Payment Status is determined as of the prior statement cycle date.

(2) The Bank uses billing cycles to determine delinquency. The table assumes that each billing cycle is 30 days long, but actual billing cycles range from 26 to 34 days each.

(3) Accounts designated as current include accounts on which the minimum payment has not been received prior to the second billing date following the issuance of the related bill.

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                                               PERCENTAGE                           PERCENTAGE
                                                               OF TOTAL                              OF TOTAL
                                                NUMBER OF      NUMBER OF        RECEIVABLES         RECEIVABLES
                ACCOUNT AGE                      ACCOUNTS      ACCOUNTS         OUTSTANDING         OUTSTANDING
--------------------------------------------    ----------     ---------     ------------------     -----------
Not More than 6 Months......................     1,885,259        25.80%     $ 1,643,775,961.28         15.06%
Over 6 Months to 12 Months..................     1,031,574        14.12        1,071,383,571.45          9.82
Over 12 Months to 24 Months.................     1,775,698        24.30        3,023,279,269.87         27.71
Over 24 Months..............................     2,614,439        35.78        5,172,850,376.88         47.41
                                                 ---------      -------       -----------------       -------
  TOTAL.....................................     7,306,970       100.00%     $10,911,289,179.48        100.00%
                                                 =========      =======       =================       =======

            COMPOSITION OF ACCOUNTS BY ACCOUNTHOLDER BILLING ADDRESS

                                                               PERCENTAGE                           PERCENTAGE
                                                               OF TOTAL                              OF TOTAL
                   STATE OR                      NUMBER OF     NUMBER OF        RECEIVABLES         RECEIVABLES
                   TERRITORY                     ACCOUNTS      ACCOUNTS         OUTSTANDING         OUTSTANDING
                   --------                      ---------     ---------     ------------------     -----------
California.....................................  1,048,148        14.34%     $ 1,647,629,195.33         15.10%
Texas..........................................    576,334         7.89          825,724,475.43          7.57
Florida........................................    507,984         6.95          803,307,533.18          7.36
New York.......................................    559,399         7.66          795,525,349.99          7.29
Illinois.......................................    305,984         4.19          427,549,519.98          3.92
Virginia.......................................    227,930         3.12          382,076,659.59          3.50
Ohio...........................................    262,214         3.59          371,366,889.10          3.40
New Jersey.....................................    246,006         3.37          347,653,687.66          3.19
Pennsylvania...................................    260,252         3.56          337,102,763.22          3.09
Michigan.......................................    217,223         2.97          327,519,716.15          3.00
Georgia........................................    195,723         2.68          294,557,463.36          2.70
Massachusetts..................................    191,420         2.62          263,915,048.43          2.42
North Carolina.................................    172,639         2.36          263,386,034.67          2.41
Washington.....................................    143,801         1.97          260,950,231.20          2.39
Maryland.......................................    153,711         2.10          235,188,738.30          2.15
Missouri.......................................    146,491         2.01          221,012,831.46          2.02
Indiana........................................    143,326         1.96          210,353,750.51          1.93
Tennessee......................................    137,236         1.88          207,237,330.23          1.90
Minnesota......................................    118,079         1.62          196,720,943.37          1.80
Arizona........................................    127,468         1.74          186,200,349.85          1.71
Colorado.......................................    127,870         1.75          183,125,869.77          1.68
Alabama........................................    105,006         1.44          150,859,489.28          1.38
Connecticut....................................     96,517         1.32          139,787,831.41          1.28
Oregon.........................................     85,847         1.18          139,709,361.66          1.28
Oklahoma.......................................     92,553         1.27          136,126,241.06          1.25
Louisiana......................................    104,453         1.43          134,909,916.28          1.24
South Carolina.................................     88,633         1.21          124,863,698.91          1.14
Kentucky.......................................     81,230         1.11          113,317,634.84          1.04
Kansas.........................................     64,943         0.89          104,650,435.86          0.96
Arkansas.......................................     65,052         0.89           91,263,833.84          0.84
Nevada.........................................     61,524         0.84           89,057,900.01          0.82
Mississippi....................................     60,831         0.83           83,188,927.49          0.76
Iowa...........................................     48,791         0.67           76,520,863.62          0.70
West Virginia..................................     46,908         0.64           65,364,676.53          0.60
New Hampshire..................................     44,183         0.60           65,092,202.50          0.60
New Mexico.....................................     40,312         0.55           62,993,689.94          0.58
Utah...........................................     38,939         0.53           53,428,812.89          0.49
Nebraska.......................................     36,593         0.50           52,433,207.04          0.48
Idaho..........................................     29,527         0.40           47,059,107.69          0.43
Maine..........................................     23,318         0.32           46,343,446.98          0.42
Hawaii.........................................     29,941         0.41           44,299,955.02          0.41
Montana........................................     25,297         0.35           42,677,321.21          0.39
Rhode Island...................................     28,782         0.39           40,020,884.22          0.37
Alaska.........................................     20,571         0.28           37,961,391.84          0.35
District of Columbia...........................     20,562         0.28           29,152,671.32          0.27
Vermont........................................     18,266         0.25           26,670,411.01          0.24
South Dakota...................................     15,329         0.21           26,130,730.49          0.24
Delaware.......................................     18,656         0.26           25,556,942.75          0.23
North Dakota...................................     14,971         0.21           24,021,617.26          0.22
Wyoming........................................     14,182         0.19           21,541,952.61          0.20
Wisconsin......................................      6,341         0.09           11,759,340.86          0.11
Other..........................................      9,674         0.13           16,420,302.28          0.15
                                                 ---------       ------       -----------------        ------
  TOTAL........................................  7,306,970       100.00%     $10,911,289,179.48        100.00%
                                                 =========       ======       =================        ======

     As of October 4, 1996, the Bank, like many other national credit card issuers, had a significant concentration of credit card receivables outstanding in California. Adverse economic conditions affecting accountholders residing in California could affect timely payment by such accountholders of amounts due on the Accounts and, accordingly, the actual rates of delinquencies and losses with respect to the Trust Portfolio. See also "Risk Factors -- Master Trust Considerations -- Certain Legal Aspects -- Consumer Protection Laws" in the Prospectus.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Investor Certificates will be paid to the Bank. The Bank will use such proceeds for general corporate purposes.

                                    THE BANK

     At September 30, 1996, the Bank had assets of approximately $5.9 billion and stockholder's equity of approximately $678 million. For a more detailed description of the Bank, see "The Bank" in the Prospectus.

                               SERIES PROVISIONS

     The Investor Certificates will be issued pursuant to the Pooling Agreement and the Series 1996-3 Supplement. The following summary describes certain terms applicable to the Investor Certificates. Reference should be made to the Prospectus for additional information concerning the Investor Certificates and the Pooling Agreement.

INTEREST PAYMENTS

     Interest on the Class A Certificates and the Class B Certificates will accrue from the Series Issuance Date on the outstanding principal balances of the Class A Certificates and Class B Certificates, respectively, at the Class A Certificate Rate and Class B Certificate Rate, respectively. Interest will be distributed monthly on the 15th day of each month (or if any such day is not a business day, the next succeeding business day), commencing on the January 1997 Distribution Date to Investor Certificateholders in whose names the Investor Certificates were registered at the close of business on the last day of the calendar month preceding the date of such payment (the "Record Date"). Interest for any Payment Date will accrue from and including the preceding Payment Date (or in the case of the first Payment Date, from and including the Series Issuance Date) to but excluding such Payment Date.

     If the Class A Certificate Rate specified in the Summary of Terms herein is a floating rate, interest will be calculated based on the actual number of days in the period from and including the preceding Distribution Date (or, in the case of the initial Distribution Date, the Series Issuance Date) to but excluding such Distribution Date and a 360-day year. If the Class A Certificate Rate specified in the Summary of Terms herein is a fixed rate, interest will be calculated based on a 360-day year of twelve 30-day months.

     Interest payments on the Class A Certificates for each Payment Date will be calculated on the outstanding principal balance of the Class A Certificates as of the preceding Record Date (or in the case of the initial Payment Date, on the initial Class A principal balance) based upon the Class A Certificate Rate. On each Distribution Date, Class A Monthly Interest and Class A Outstanding Monthly Interest for the related Monthly Period will be (i) paid to the Class A Certificateholders, if Interest Payment Dates occur monthly, or (ii) deposited in an Eligible Deposit Account in the name of the Trustee and for the benefit of the Investor Certificateholders (the "Class A Interest Funding Account"), if Interest Payment Dates occur less frequently than monthly. Payments to the Class A Certificateholders or deposits in the Class A Interest Funding Account on any Distribution Date will be funded from Class A Available Funds for the related Monthly Period. To the extent Class A Available Funds allocated to the Class A Certificateholders' Interest for such Monthly Period are insufficient to pay such interest or make such deposits, as applicable, Excess Spread and Excess Finance Charges allocated to Series 1996-3, amounts, if any, on deposit in the Cash Collateral Account and Reallocated Principal Collections allocable first to the Collateral Indebtedness Amount and then the Class B Invested Amount will be used to make such payments or deposits. "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (i) the Class A Floating Percentage of collections of Finance Charge Receivables allocated to the Series 1996-3 Certificates with respect to such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement, but excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to

Servicer Interchange); (ii) if such Monthly Period relates to a Distribution Date that occurs prior to the Class B Principal Commencement Date, the Principal Funding Investment Proceeds, if any, with respect to the related Distribution Date; (iii) if applicable, the Class A Certificateholders' pro rata portion of interest and other investment income (net of losses and investment expenses) earned on amounts on deposit in the Prefunding Account; and (iv) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds pursuant to the Series 1996-3 Supplement with respect to such Distribution Date.

     Interest payments on the Class B Certificates for each Payment Date will be calculated on the outstanding principal balance of the Class B Certificates as of the preceding Record Date (or in the case of the initial Payment Date, on the initial Class B principal balance) based upon the Class B Certificate Rate. "Class B Certificate Rate" means a rate per annum agreed to by the Bank and the purchaser of the Class B Certificates not greater than LIBOR for one-month United States dollar deposits, determined as of the LIBOR Determination Date as described herein plus 1.00%. If the Class B Certificate Rate specified herein is a floating rate, interest will be calculated based on the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and a 360-day year. If the Class B Certificate Rate specified herein is a fixed rate, interest will be calculated based on a 360-day year of twelve 30-day months. On each Distribution Date, Class B Monthly Interest and Class B Outstanding Monthly Interest for the related Monthly Period will be (i) paid to the Class B Certificateholders, if Interest Payment Dates occur monthly, or (ii) deposited in an Eligible Deposit Account in the name of the Trustee and for the benefit of the Class B Investor Certificateholders (the "Class B Interest Funding Account"), if Interest Payment Dates occur less frequently than monthly. Payments to the Class B Certificateholders or deposits in the Class B Interest Funding Account, as applicable, on any Distribution Date will be funded from Class B Available Funds for such Monthly Period. To the extent Class B Available Funds allocated to the Class B Certificateholders' Interest for such Monthly Period are insufficient to pay such interest or make such deposits, as applicable, Excess Spread and Excess Finance Charges allocated to Series 1996-3, amounts, if any, on deposit in the Cash Collateral Account not required to pay the Class A Required Amount and Reallocated Principal Collections allocable to the Collateral Indebtedness Amount and not required to pay the Class A Required Amount, will be used to make such payments or deposits. "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (i) the Class B Floating Percentage of collections of Finance Charge Receivables allocated to the Series 1996-3 Certificates with respect to such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement, but excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange); (ii) if such Monthly Period relates to a Distribution Date that occurs on or after the Class B Principal Commencement Date, the Principal Funding Investment Proceeds, if any, with respect to the related Distribution Date; (iii) if applicable, the Class B Certificateholders' pro rata portion of interest and other investment income (net of losses and investment expenses) earned on amounts on deposit in the Prefunding Account; and
(iv) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class B Available Funds pursuant to the Series 1996-3 Supplement with respect to such Distribution Date.

     If the Class A Interest Funding Account and the Class B Interest Funding Account are created (because the Interest Payment Dates occur less frequently than monthly), then funds on deposit in the Class A Interest Funding Account and the Class B Interest Funding Account generally will be invested in certain Eligible Investments. For purposes of investments of funds in the Class B Interest Funding Account, the term "highest rating" as used in the definition of "Eligible Investments" shall include A-1 as well as A-1+, in the case of a short-term rating by Standard & Poor's. Any earnings (net of losses and investment expenses) on funds in the Class A Interest Funding Account and the Class B Interest Funding Account will be paid to the Bank. If an Early Amortization Period commences, then thereafter Class A Monthly Interest will be distributed to the Class A Certificateholders monthly on each Special Payment Date and Class B Monthly Interest will be distributed to the Class B Certificateholders monthly on each Special Payment Date and any amounts on deposit in the Class A Interest Funding Account and the Class B Interest Funding Account will be distributed to the Class A Certificateholders and the Class B Certificateholders, respectively, on the first Special Payment Date.

     The Servicer will make all determinations and calculations relating to the Class A Certificate Rate and the Class B Certificate Rate.

     If the Class A Certificate Rate is a Federal Funds-based rate then the Class A Certificates will bear interest at a rate per annum equal to the sum of Applicable Federal Funds Rates for each day during the applicable Interest Period divided by the number of days in such Interest Period, plus the Class A Certificate Rate Spread.

     If the Class A Certificate Rate is a Federal Funds-based rate, the Class A Certificate Rate will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts resulting from any calculation using such rate will be rounded to the nearest cent (with one-half cent being rounded upward). For purposes of calculating the Applicable Federal Funds Rate, a business day is any day other than a Saturday or Sunday in the City of New York that is not a day on which banking institutions are authorized or required by law, regulation or executive order to close.

     If applicable, the Federal Funds Weekly Rate will reset on Monday of each week, or if such day is not a business day, the next succeeding business day (each, a "Federal Funds Reset Date"). If applicable, the Federal Funds Weekly Rate applied to each day (the "Applicable Federal Funds Rate") will be (a) if such day is a Federal Funds Reset Date, the Federal Funds Weekly Rate for such day or (b) if such day is not a Federal Funds Reset Date, the Federal Funds Weekly Rate on the immediately preceding Federal Funds Reset Date; provided, however, that for each day from and including a Determination Date to but excluding the Distribution Date relating to such Determination Date, the Applicable Federal Funds Rate shall be the rate applied on the day immediately preceding the Determination Date.

     The "Federal Funds Weekly Rate" means, with respect to any Federal Funds Reset Date (1) the average of the rate on Federal Funds for the 7 calendar days ending on the Wednesday of the immediately preceding week with the rates for non-business days assumed as the rate as of the immediately preceding business day (each a "Federal Funds Determination Period"), as published in H.15(519) under the heading "Federal funds (effective)" or, (2) if not published by 3:00 p.m., New York City time on the business day next succeeding such Federal Funds Reset Date, the average of the rates for each day in the Federal Funds Determination Period as published on Bloomberg FEDL01 Index GPO GO Page Forward ("Bloomberg") under the heading "FED EFFECTIVE" and under the column "CLOSE," with any day for which no rate is specified assumed to be the rate on the immediately preceding day for which a rate was published on Bloomberg. If such rate is not published in H.15(519) and no rates are published on Bloomberg for the related Federal Funds Determination Period, the Federal Funds Weekly Rate will be the average of the rates for each day in the Federal Funds Determination Period as published, with respect to each day, on the next succeeding business day in The Wall Street Journal for near closing bid, with any day for which no rate is specified assumed to be the rate on the immediately preceding day for which a rate was published in The Wall Street Journal. Notwithstanding the above, if for any day a rate other than the average weekly rate published in H.15(519) is used, and such rate subsequently is published in H.15(519) prior to the next Federal Funds Reset Date, then the rate as published in H.15(519) shall be considered the Federal Funds Weekly Rate as it applies to each day following the day of publication of such rate in H.15(519) but prior to the next Federal Funds Reset Date.

     "H.15(519)" means the weekly statistical release designated as such, published by the Board of Governors of the Federal Reserve System (or such other release which may replace H.15(519)).

     If either the Class A Certificate Rate or the Class B Certificate Rate is a LIBOR-based rate, then the Servicer will determine LIBOR (i) for the initial Interest Period on the second business day prior to the Series Issuance Date and
(ii) for each Interest Period following the initial Interest Period on the second business day prior to the commencement of such Interest Period (each a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day is any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

     "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in U.S. Dollars for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period) which appears on Telerate Page 3750 as of 11:00 a.m., London Time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks at approximately 11:00 a.m., London Time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period). The Servicer will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for the day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in U.S. Dollars to leading international banks for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period).

     "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "Reference Banks" means four major banks in the London interbank market selected by the Servicer.

     "Interest Period" means, with respect to any Payment Date, a period from and including the preceding Payment Date to but excluding such Payment Date; provided, however, that the initial Interest Period will constitute a period from and including the Series Issuance Date to but excluding the January 1997 Distribution Date.

PREFUNDING ACCOUNT

     If the Summary of Terms herein designates Series 1996-3 a Prefunded Series, then the Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, the Prefunding Account as an Eligible Deposit Account held for the benefit of the Investor Certificateholders and the Collateral Indebtedness Holder. If applicable, funds on deposit in the Prefunding Account will be withdrawn on the Funding Dates and paid to the Seller, and the Invested Amount will be increased by a corresponding amount, to the extent that the principal amount of the Seller's Interest on such day exceeds the Required Funding Percentage specified in the Summary of Terms of the sum of the aggregate amount of Principal Receivables in the Trust and amounts on deposit in the Excess Funding Account on such day; provided, however, that the Invested Amount will in no event exceed the Initial Investor Amount or increase by an amount in excess of the Prefunded Amount immediately prior to giving effect to such increase. Should the Prefunded Amount be greater than zero at the end of the Funding Period, any principal amounts remaining on deposit in the Prefunding Account will be withdrawn for pro rata distribution to the Class A Certificateholders, the Class B Certificateholders and the Collateral Indebtedness Holder on the next succeeding Distribution Date.

     All amounts on deposit in the Prefunding Account, if applicable, will be invested by the Trustee in Eligible Investments. On each Distribution Date with respect to the Funding Period, the amount of interest and other investment income (net of losses and investment expenses) earned on amounts on deposit in the Prefunding Account during the preceding Monthly Period will be withdrawn from the Prefunding Account and deposited into the Collection Account for distribution to the Investor Certificateholders and the Collateral Indebtedness Holder. Such investment income will be deemed to be collections of Finance Charge Receivables allocable to the Investor Certificateholders' Interest and the Collateral Indebtedness Interest for such Monthly Period.

PRINCIPAL PAYMENTS

     During the Revolving Period (which begins on the Series Cut-Off Date and ends on the day before the commencement of the Accumulation Period or, if earlier, the Early Amortization Period or the Principal Payment Period), no principal payments will be made to Investor Certificateholders (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period). During the Accumulation Period (on or prior to the respective Expected Final Payment Date), principal will be deposited in the Principal Funding Account as described below and on the Class A Expected Final Payment Date will be distributed to Class A Certificateholders up to the Class A Invested Amount and then to the Class B Certificateholders on the Class B Expected Final Payment Date up to the Class B Invested Amount. The "Class B Expected Final Payment Date" is the March 2004 Distribution Date. On each Distribution Date with respect to the Principal Payment Period until the first Principal Distribution Date (unless the Investor Certificateholders have elected to have each Distribution Date with respect to the Principal Payment Period be a Principal Distribution Date), principal will be deposited in the Principal Funding Account as described below and on the first Principal Distribution Date and each Distribution Date thereafter until the Termination Date occurs will be paid first to the Class A Certificateholders until the Class A Invested Amount has been paid in full, and then to the Class B Certificateholders until the Class B Invested Amount has been paid in full. On each Distribution Date with respect to the Early Amortization Period, which will begin upon the occurrence of a Pay Out Event, and until the Termination Date occurs, principal will be paid first to the Class A Certificateholders until the Class A Invested Amount has been paid in full, and then to the Class B Certificateholders until the Class B Invested Amount has been paid in full. No principal payments will be made in respect of the Collateral Indebtedness Amount (other than deposits to the Cash Collateral Account and payments with respect to reductions in the Required Collateral Amount) until the final principal payment has been made to the Class A Certificateholders and the Class B Certificateholders.

     On each Distribution Date during the Revolving Period, unless a reduction in the Required Collateral Amount has occurred, collections of Principal Receivables allocable to the Investor Certificateholders' Interest and the Collateral Indebtedness Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, be paid to the Bank to purchase additional Receivables in order to maintain the Invested Amount, and if necessary, be treated as Shared Principal Collections. If a reduction in the Required Collateral Amount has occurred, collections of Principal Receivables allocable to the Collateral Indebtedness Amount will be applied in accordance with the Loan Agreement to reduce the Collateral Indebtedness Amount to the Required Collateral Amount.

     On each Distribution Date of the Class A Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of
(a) Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (b) the applicable Controlled Deposit Amount for such Distribution Date and (c) the Class A Adjusted Invested Amount, until the Principal Funding Account Balance equals the Class A Invested Amount. Amounts on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Class A Expected Final Payment Date. After the Class A Invested Amount has been paid in full, on each Distribution Date during the Class B Accumulation Period, amounts equal to the least of (a) Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Distribution
Date), (b) the applicable Controlled Deposit Amount for such Distribution Date and (c) the Class B Adjusted Invested Amount will be deposited in the Principal Funding Account until the Principal Funding Account Balance equals the Class B Invested Amount. Amounts on deposit in the Principal Funding Account in respect of the Class B Certificates will be paid to the Class B Certificateholders on the Class B Expected Final Payment Date. During the Accumulation Period until the final principal payment to the Class B Certificateholders, collections of Principal Receivables allocable to the Collateral Indebtedness Amount (other than Reallocated Principal Collections that are used to pay the Class A Required Amount or the Class B Required Amount and collections used to make payments with respect to reductions in the Required Collateral Amount) will generally be paid to the Bank to purchase additional Receivables in order to maintain the Invested Amount and, if necessary, be treated as Shared Principal Collections.

     If Series 1996-3 is an Extendable Series and a Principal Payment Event occurs, the Principal Payment Period will commence and on each Distribution Date prior to the first Principal Distribution Date, the Trustee will deposit in the Principal Funding Account an amount equal to the lesser of (a) Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date and (b) the Class A Adjusted Invested Amount, until the Principal Funding Account Balance equals the Class A Invested Amount or, if earlier, the first Principal Distribution Date. Amounts on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the first Principal Distribution Date.

     If a Pay Out Event occurs with respect to Series 1996-3, the Early Amortization Period will commence and (i) any amount on deposit in the Principal Funding Account will be paid first to the Class A Certificateholders on the first Special Payment Date and then, to the extent the Class A Invested Amount is paid in full, to the Class B Certificateholders and (ii) any amount on deposit in the Prefunding Account will be distributed to the Investor Certificateholders and the Collateral Indebtedness Holder on a pro rata basis based on the Class A Initial Invested Amount, the Class B Initial Invested Amount and the Collateral Initial Indebtedness Amount, respectively. If, on an Expected Final Payment Date, monies on deposit in the Principal Funding Account are insufficient to pay the scheduled principal amount, a Pay Out Event will occur and the Early Amortization Period will commence. After payment in full of the Class A Invested Amount, the Class B Certificateholders will be entitled to receive an amount equal to the Class B Invested Amount.

     "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (a) (i) an amount equal to the product of the Principal Allocation Percentage of all collections of Principal Receivables received during such Monthly Period multiplied by the sum of the Class A Principal Percentage and the Class B Principal Percentage minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Class A Required Amount (excluding certain Reallocated Principal Collections that have resulted in a reduction of the Collateral Indebtedness Amount), plus (b) the amount of Miscellaneous Payments, if any, for such Monthly Period allocated to Series 1996-3, plus (c) any Shared Principal Collections with respect to other Series that are allocated to Series 1996-3, plus (d) the amount, if any, of Class A Available Funds to be distributed to cover the Class A Investor Default Amount with respect to the related Distribution Date, plus (e) any other amounts which pursuant to the Series 1996-3 Supplement are to be treated as Available Investor Principal Collections with respect to the related Distribution Date.

     The Class A Accumulation Period is scheduled to commence at the close of business on the last day of the April 2002 Monthly Period. However, the Servicer may elect to postpone the commencement of the Class A Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Class A Accumulation Period Length (determined as described below) is less than twenty months. On each Determination Date until the Class A Accumulation Period begins, the Servicer will determine the "Class A Accumulation Period Length", which is the number of months expected to be required to fully fund the Principal Funding Account no later than the Class A Expected Final Payment Date, based on (i) the expected monthly collections of Principal Receivables expected to be distributable to the Certificateholders of all Series (excluding certain other Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and
(ii) the amount of principal expected to be distributable to Certificateholders of all Series (excluding certain other Series) which are not expected to be in their revolving period during the Class A Accumulation Period. If the Class A Accumulation Period Length is less than twenty months, the Servicer may, at its option, postpone the commencement of the Class A Accumulation Period such that the number of months included in the Class A Accumulation Period will be equal to or exceed the Class A Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Class A Accumulation Period based on the invested amounts of certain other Series which are expected to be in their revolving periods during the Class A Accumulation Period or on increases in the principal payment rate occurring after the Series Issuance Date. Notwithstanding the above, the Series 1996-3 Supplement may require that the number of months in the Class A Accumulation Period exceed the Class A Accumulation Period Length and that certain minimum deposits be made to the Principal Funding Account during the Class A Accumulation Period. The length of the Class A Accumulation Period will not be less than one month. If the commencement of the Class A Accumulation Period is delayed in accordance with the foregoing, and if a Pay Out Event occurs after the date originally scheduled as the commencement of the Class A Accumulation Period, then it is probable that the Class A Certificateholders would receive some of their principal later than if the Accumulation Period had not been delayed.

     On each Distribution Date during the Early Amortization Period or on each Principal Distribution Date during the Principal Payment Period until the Class A Invested Amount has been paid in full or the Termination Date occurs, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections in an amount up to the Class A Invested Amount. After payment in full of the Class A Invested Amount, the Class B Certificateholders will be entitled to receive on each Distribution Date Available Investor Principal Collections until the earlier of the date the Class B Invested Amount is paid in full and the Termination Date. During the Early Amortization Period, collections of Principal Receivables allocable to the Collateral Indebtedness Interest will be deposited in the Cash Collateral Account. Amounts will be retained in the Cash Collateral Account at its required level and be made available to cover shortfalls with respect to the Class A Certificates and the Class B Certificates. See "-- Cash Collateral Account".

SUBORDINATION

     The Class B Certificateholders' Interest and the Collateral Indebtedness Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Indebtedness Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to the Class A Certificateholders and the Class B Invested Amount may be decreased. Similarly, certain principal payments allocable to the Collateral Indebtedness Interest may be reallocated to the Class A Certificateholders and the Class B Certificateholders and the Collateral Indebtedness Amount may be reduced. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal and interest distributable to the Class B Certificateholders will be reduced. See "-- Allocation Percentages", "-- Reallocation of Cash Flows", and "-- Excess Spread; Excess Finance Charges" herein.

ALLOCATION PERCENTAGES

     Pursuant to the Pooling Agreement, the Servicer will allocate among the Investor Certificateholders' Interest and the Collateral Indebtedness Interest, the certificateholders' interest for all other Series of certificates issued and outstanding and the Seller's Interest all collections of Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to such Monthly Period.

     Collections of Finance Charge Receivables and the Defaulted Amount with respect to any Monthly Period will be allocated to Series 1996-3 based on the Floating Allocation Percentage. The "Floating Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the sum of the Adjusted Invested Amount as of the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount as of the Series Issuance Date) and the denominator of which is the sum of the total amount of the Principal Receivables in the Trust as of such day (or with respect to the first Monthly Period, the total amount of Principal Receivables in the Trust on the Series Cut-Off Date) and the principal amount on deposit in the Excess Funding Account as of such day; provided, however, that if (i) Series 1996-3 is a Prefunded Series and (ii) the Invested Amount has increased during the previous Monthly Period as a result of an increase in the amount of Principal Receivables in the Trust, then the numerator above shall instead be equal to an average Adjusted Invested Amount for such Monthly Period. Such amounts so allocated will be further allocated between the Class A Certificateholders, the Class B Certificateholders and the Collateral Indebtedness Holder in accordance with the Class A Floating Percentage, the Class B Floating Percentage and the Collateral Floating Percentage, respectively. The "Class A Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Series Issuance Date) and the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or with respect to the first Monthly Period, the Initial Invested Amount). The "Class B Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Series Issuance Date) and the denominator of which is equal to the Adjusted Invested Amount at the close of business on such day (or with respect to the first Monthly Period, the Initial Invested Amount). The "Collateral Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Indebtedness Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Series Issuance Date) and the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or with respect to the first Monthly Period, the Initial Invested Amount).

     Collections of Principal Receivables will be allocated to Series 1996-3 based on the Principal Allocation Percentage. The "Principal Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is (a) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Series Issuance Date) and (b) during the Accumulation Period, the Principal Payment Period or the Early Amortization Period, the Invested Amount as of the last day of the Revolving Period and the denominator of which is the greater of (i) the sum of the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period and the principal amount on deposit in the Excess Funding Account as of such last day (or, in the case of the first Monthly Period, the Series Cut-Off Date) and (ii) the sum of the numerators used to calculate the principal allocation percentages for all Series outstanding as of the date as to which such determination is being made; provided, however, that if (i) Series 1996-3 is designated a Prefunded Series in the Summary of Terms herein, and (ii) the Invested Amount has increased during the previous Monthly Period as a result of payments made to the Seller from amounts on deposit in the Prefunding Account, then the numerator referred to in
(a) above shall instead be equal to an average Adjusted Invested Amount for such Monthly Period; and provided further, however, that because the Investor Certificates are subject to being paired with a future Series, if a Pay Out Event occurs with respect to such a paired Series during the Accumulation Period, the Principal Payment Period or the Early Amortization Period with respect to Series 1996-3, the Bank may, by written notice delivered to the Trustee and the Servicer, designate a different numerator for the foregoing fraction, provided that such numerator is not less than the Adjusted Invested Amount as of the last day of the revolving period for such paired Series and the Bank shall have received written notice from each Rating Agency that such designation will not have a Ratings Effect and the Bank shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the Bank, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 1996-3. Such amounts so allocated to the Investor Certificateholders will be further allocated between the Class A Certificateholders and the Class B Certificateholders based on the Class A Principal Percentage and the Class B Principal Percentage, respectively. The "Class A Principal Percentage" means, with respect to any Monthly Period (a) during the Revolving Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Class A Initial Invested Amount), and the denominator of which is equal to the Invested Amount as of such day (or, in the case of the first Monthly Period, the Initial Series 1996-3 Invested Amount) and (b) during the Accumulation Period, the Principal Payment Period or the Early Amortization Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day. The "Class B Principal Percentage" means, with respect to any Monthly Period, (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Class B Initial Invested Amount) and the denominator of which is the Invested Amount as of such day (or, in the case of the first Monthly Period, the Series 1996-3 Initial Invested Amount) and (ii) during the Accumulation Period, the Principal Payment Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day. Collections of Principal Receivables allocable to Series 1996-3 and not allocated to the Class A Certificateholders or the Class B Certificateholders will be allocated, in an amount up to the Collateral Indebtedness Amount, to the Collateral Indebtedness Holder.

     As used herein, the following terms have the meanings indicated:

     "Class A Invested Amount" for any date means an amount equal to (i) the Class A Initial Invested Amount, minus (ii) the amount of principal payments made to the Class A Certificateholders on or prior to such date (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period), minus (iii) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates prior to such date, plus (iv) if applicable, the amount of any increases in the Class A Invested Amount during the Funding Period as a result of payments made to the Seller from amounts on deposit in the Prefunding Account.

     "Class B Invested Amount" for any date means an amount equal to (i) the Class B Initial Invested Amount, minus (ii) the amount of principal payments made to Class B Certificateholders on or prior to such date (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period), minus (iii) the excess, if any, of the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursement of Class B Investor Charge-Offs for all Distribution Dates preceding such date, minus (iv) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates which have been used to fund the Required Amount with respect to such Distribution Dates (excluding any Reallocated Principal Collections that have resulted in a reduction of the Collateral Indebtedness Amount), minus (v) an amount equal to the amount by which the Class B Invested Amount has been reduced to fund the Class A Investor Default Amount on all prior Distribution Dates as described under "Class A Investor Charge-Offs", plus (vi) the aggregate amount of Excess Spread and Excess Finance Charges allocated to Series 1996-3 and applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v), plus (vii) if applicable, the amount of any increases in the Class B Invested Amount during the Funding Period as a result of payments made to the Seller from amounts on deposit in the Prefunding Account.

     "Class A Adjusted Invested Amount", for any date of determination, means an amount equal to the then current Class A Invested Amount, minus the funds on deposit in the Principal Funding Account on such date.

     "Class B Adjusted Invested Amount", for any date of determination, means
(a) if such date occurs prior to the Class B Principal Commencement Date, an amount equal to the Class B Invested Amount and (b) if such date occurs on or after the Class B Principal Commencement Date, an amount equal to the Class B Invested Amount minus the funds on deposit in the Principal Funding Account on such date.

     "Collateral Indebtedness Amount" means an amount equal to (i) the Collateral Initial Indebtedness Amount, minus (ii) the aggregate amount of deposits made to the Cash Collateral Account from Principal Collections, minus
(iii) the aggregate amount of Reallocated Principal Collections allocable to the Collateral Indebtedness Amount for all prior Distribution Dates which have been used to fund the Class A Required Amount or the Class B Required Amount, minus
(iv) an amount equal to the aggregate amount by which the Collateral Indebtedness Amount has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Distribution Dates as described under "-- Defaulted Receivables; Investor Charge-Offs", minus (v) an amount equal to the product of the Collateral Floating Percentage and the Investor Default Amount (the "Collateral Defaulted Amount") with respect to any Distribution Date that is not funded out of Excess Spread and Excess Finance Charges allocated to Series 1996-3 and available for such purpose on such Distribution Date, plus (vi) the aggregate amount of Excess Spread and Excess Finance Charges allocated and available to reimburse amounts deducted pursuant to the foregoing clauses (iii), (iv) and
(v), plus (vii) if applicable, the amount of any increases in the Collateral Indebtedness Amount during the Funding Period as a result of payments made to the Seller from amounts on deposit in the Prefunding Account; provided, however, that the Collateral Indebtedness Amount may not be reduced below zero.

     "Invested Amount", for any date, means an amount equal to the sum of the Class A Invested Amount, the Class B Invested Amount and the Collateral Indebtedness Amount.

     "Class A Investor Amount" for any date means an amount equal to the sum of the Class A Invested Amount plus the product of (i) a fraction, the numerator of which is the Class A Initial Investor Amount and the denominator of which is the Initial Investor Amount and (ii) the amount, if any, on deposit in the Prefunding Account, if applicable.

     "Class B Investor Amount" for any date means an amount equal to the sum of the Class B Invested Amount plus the product of (i) a fraction, the numerator of which is the Class B Initial Investor Amount and the denominator of which is the Initial Investor Amount and (ii) the amount, if any, on deposit in the Prefunding Account, if applicable.

     "Collateral Investor Amount" for any date means an amount equal to the sum of the Collateral Indebtedness Amount plus the product of (i) a fraction, the numerator of which is the Collateral Initial Investor Amount and the numerator of which is the Initial Invested Amount and (ii) the amount, if any, on deposit in the Prefunding Account, if applicable.

     "Investor Amount" for any date means an amount equal to the sum of the Invested Amount plus any amounts on deposit in the Prefunding Account, if applicable.

PRINCIPAL FUNDING ACCOUNT

     The Servicer will establish and maintain in the name of the trustee, on behalf of the Trust, the Principal Funding Account, as an Eligible Deposit Account held for the benefit of the Investor Certificateholders. During the Accumulation Period, the Servicer will transfer collections in respect of Principal Receivables, Shared Principal Collections allocated to Series 1996-3, Miscellaneous Payments allocated to Series 1996-3 and other amounts described herein to be treated in the same manner as collections of Principal Receivables from the Collection Account to the Principal Funding Account as described under "-- Application of Collections".

     Unless a Pay Out Event has occurred with respect to the Investor Certificates, all amounts on deposit in the Principal Funding Account (the "Principal Funding Account Balance") on any Distribution Date (after giving effect to any deposits to, or withdrawals from the Principal Funding Account to be made on such Distribution Date) will be invested to the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. On each Distribution Date with respect to the Accumulation Period (on or prior to the Class B Expected Final Payment Date) and on each Distribution Date on or prior to the first Principal Distribution Date with respect to the Principal Payment Period the interest and other investment income (net of investment expenses and losses) earned on such investments (the "Principal Funding Investment Proceeds") will be withdrawn from the Principal Funding Account and will be treated as a portion of Class A Available Funds, prior to the Class B Principal Commencement Date and, thereafter, Class B Available Funds. If such investments with respect to any such Distribution Date yield less than the applicable Certificate Rate, the Principal Funding Investment Proceeds with respect to such Distribution Date will be less than the Covered Amount for such following Distribution Date. It is intended that any such shortfall will be funded from Class A Available Funds or Class B Available Funds, as the case may be (including a withdrawal from the Reserve Account, if necessary, as described under "-- Reserve Account"). The Available Reserve Account Amount at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall. The "Covered Amount" shall mean for any Distribution Date with respect to the Class A Accumulation Period and on each Distribution Date on or prior to the first Principal Distribution Date with respect to the Principal Payment Period or the first Special Payment Date, if such Special Payment Date occurs prior to the Class B Principal Commencement Date, an amount equal to (i) if the Class A Certificate Rate is a fixed rate, one-twelfth of the product of the Class A Certificate Rate and the Principal Funding Account Balance, if any, as of the preceding Distribution Date, and (ii) if the Class A Certificate Rate is a floating rate, the product of (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, (B) the Class A Certificate Rate and (C) the Principal Funding Account Balance, if any, as of the preceding Distribution Date and (b) for any Distribution Date with respect to the Class B Accumulation Period or the first Special Payment

Date, if such Special Payment Date occurs on or after the Class B Principal Commencement Date, an amount equal to (i) if the Class B Certificate Rate is a fixed rate, one-twelfth of the product of the Class B Certificate Rate and the Principal Funding Account Balance, if any, as of the preceding Distribution Date, and (ii) if the Class B Certificate Rate is a floating rate, the product of (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date and the denominator of which is 360, (B) the Class B Certificate Rate and (C) the Principal Funding Account Balance, if any, as of the preceding Distribution Date.

RESERVE ACCOUNT

     The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Investor Certificateholders and the Collateral Indebtedness Holder (the "Reserve Account"). The Reserve Account is established to assure the subsequent distribution of interest on the Investor Certificates and the Collateral Indebtedness Holder as provided in this Prospectus Supplement during the Accumulation Period or, if Series 1996-3 is an Extendable Series, during the Principal Payment Period on or prior to the first Principal Distribution Date (unless the Investor Certificateholders have elected to have each Distribution Date following the commencement of the Principal Payment Period be a Principal Distribution Date). On each Distribution Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 1996-3 (to the extent described below under "-- Application of Collections -- Payment of Interest, Fees and Other Items") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Distribution Date with respect to the Monthly Period which commences the earliest to occur of (i) three months prior to the Distribution Date with respect to the Monthly Period which commences the Class A Accumulation Period, (ii) the date on which the Servicer elects not to extend the Initial Principal Payment Date, unless the Investor Certificateholders have elected to have each Distribution Date following the commencement of the Principal Payment Period be a Principal Distribution Date, and (iii) such earlier date as the Servicer may designate. The "Required Reserve Account Amount" for any Distribution Date on or after the Reserve Account Funding Date will be equal to the product of $2,500,000 and the Reserve Account Factor as of such Distribution Date. On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Distribution Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and shall distribute such excess to the Collateral Indebtedness Holder for application in accordance with the terms of the Loan Agreement. The "Reserve Account Factor" for any Distribution Date will be equal to the percentage (not to exceed 100%) equivalent of a fraction, the numerator of which is the number of Monthly Periods scheduled to be included in the Accumulation Period (as such may have been postponed at the option of the Servicer) or, if applicable, the period from the commencement of the Principal Payment Period until the first Principal Distribution Date, in each case as of such Distribution Date, and the denominator of which is twenty.

     Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested to the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or deposited in the Collection Account and treated as collections of Finance Charge Receivables.

     On or before each Distribution Date with respect to the Accumulation Period (on or prior to the Class A Expected Final Payment Date) or on each Distribution Date with respect to the Principal Payment Period on or prior to the first Principal Distribution Date (unless the Investor Certificateholders have elected to have each Distribution Date following the commencement of the Principal Payment Period be a Principal Distribution Date) and on the first Special Payment Date, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and included in Class A Available Funds, prior to the Class B Principal Commencement Date, and, thereafter, in Class B Available Funds, in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Distribution Date or Special Payment Date and (b) the excess, if any, of the Covered Amount with respect to such Distribution Date or Special Payment Date over the Principal Funding Investment Proceeds with respect to such Distribution Date or Special Payment Date; provided that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date or

Special Payment Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date) and the Required Reserve Account Amount for such Distribution Date.

     The Reserve Account will be terminated following the earliest to occur of
(a) the termination of the Trust pursuant to the Pooling Agreement, (b) the date on which the Investor Certificates are paid in full, (c) if the Principal Payment Period has commenced and the Investor Certificateholders have not elected to have each Distribution Date following the commencement of the Principal Payment Period be a Principal Distribution Date, the first Principal Distribution Date and (d) if the Accumulation Period has not commenced, the occurrence of a Pay Out Event with respect to Series 1996-3 or, if the Accumulation Period has commenced, the earlier of the first Special Payment Date and the Class B Expected Final Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Indebtedness Holder for application in accordance with the terms of Loan Agreement. Any amounts withdrawn from the Reserve Account and distributed to the Collateral Indebtedness Holder as described above will not be available for distribution to the Investor Certificateholders.

REALLOCATION OF CASH FLOWS

     With respect to each Distribution Date, on each Determination Date, the Servicer will determine the amount (the "Class A Required Amount"), which will be equal to the amount, if any, by which (a) the sum of (i) Class A Monthly Interest for such Distribution Date, (ii) any Class A Outstanding Monthly Interest, (iii) any Class A Additional Interest, (iv) the Class A Servicing Fee for such Distribution Date and any unpaid Class A Servicing Fee and (v) the Class A Investor Default Amount, if any, for such Distribution Date exceeds the sum of (A) the amount of Principal Funding Investment Proceeds, if any, with respect to such Distribution Date, (B) the Class A Floating Percentage of collections of Finance Charge Receivables allocated to Series 1996-3 (including any investment earnings treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement but excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange), (C) if applicable, the Class A Certificateholders' pro rata portion of interest and other investment income (net of losses and investment expenses) earned on amounts on deposit in the Prefunding Account, and
(D) the amount of funds, if any, to be withdrawn from the Reserve Account and allocated to the Class A Certificates pursuant to the Pooling Agreement. If the Class A Required Amount is greater than zero, Excess Spread and Excess Finance Charges allocated to Series 1996-3 and available for such purpose will be used to fund the Class A Required Amount with respect to such Distribution Date. If such Excess Spread and Excess Finance Charges available with respect to such Distribution Date are less than the Class A Required Amount, amounts, if any, on deposit in the Cash Collateral Account will then be used to fund the remaining Class A Required Amount. If such Excess Spread and Excess Finance Charges and amounts, if any, on deposit in the Cash Collateral Account are insufficient to fund the Class A Required Amount, collections of Principal Receivables allocable first to the Collateral Indebtedness Amount and then to the Class B Certificates for the related Monthly Period ("Reallocated Principal Collections") will then be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with Excess Spread and Excess Finance Charges allocated to Series 1996-3 and amounts, if any, on deposit in the Cash Collateral Account are insufficient to fund the Class A Required Amount for such related Monthly Period, then the Collateral Indebtedness Amount will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Distribution Date). In the event that such reduction would cause the Collateral Indebtedness Amount to be a negative number, the Collateral Indebtedness Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Indebtedness Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Distribution Date over the amount of such reduction, if any, of the Collateral Indebtedness Amount with respect to such Distribution Date). In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Collateral Indebtedness Amount and the Class B Invested Amount with respect to such Distribution Date as described above. Any such reduction in the Class A Invested Amount will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See
"-- Defaulted Receivables; Investor Charge-Offs".

     Reductions of the Class A or Class B Invested Amount shall thereafter be reimbursed and the Class A or Class B Invested Amount increased on each Distribution Date by the amount, if any, of Excess Spread and Excess Finance Charges. See "-- Excess Spread; Excess Finance Charges". When such reductions of the Class A and Class B Invested Amount have been fully reimbursed, reductions of the Collateral Indebtedness Amount shall be reimbursed and the Collateral Indebtedness Amount increased up to the Required Collateral Amount in a similar manner.

     With respect to each Distribution Date, on each Determination Date, the Servicer will determine the amount (the "Class B Required Amount"), which will be equal to the amount, if any, by which (a) the sum of (i) Class B Monthly Interest for such Distribution Date, (ii) any Class B Outstanding Monthly Interest, (iii) any Class B Additional Interest, (iv) the Class B Servicing Fee for such Distribution Date and any unpaid Class B Servicing Fee and (v) the Class B Investor Default Amount, if any, for such Distribution Date exceeds the sum of collections of Finance Charge Receivables allocable to the Class B Certificates. If the Class B Required Amount is greater than zero, Excess Spread and Excess Finance Charges allocated to Series 1996-3 and not required to pay the Class A Required Amount will be used to fund the Class B Required Amount with respect to such Distribution Date. If such Excess Spread and Excess Finance Charges available with respect to such Distribution Date are less than the Class B Required Amount, amounts, if any, on deposit in the Cash Collateral Account not required to fund the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If such Excess Spread and Excess Finance Charges and amounts, if any, on deposit in the Cash Collateral Account are insufficient to pay the Class B Required Amount, Reallocated Principal Collections allocable to the Collateral Indebtedness Interest and not required to pay the Class A Required Amount for the related Monthly Period will then be used to fund the remaining Class B Required Amount. If such Reallocated Principal Collections allocable to the Collateral Indebtedness Interest with respect to the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Collateral Indebtedness Amount will be reduced by the amount of such insufficiency (but not by more than the Class B Investor Default Amount for such Distribution Date). In the event that such a reduction would cause the Collateral Indebtedness Amount to be a negative number, the Collateral Indebtedness Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Indebtedness Amount would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction of the Collateral Indebtedness Amount), and the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interests in the Trust. See "-- Defaulted Receivables; Investor Charge-Offs".

APPLICATION OF COLLECTIONS

     Payment of Interest, Fees and Other Items. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds (see "-- Interest Payments" above) on deposit in the Collection Account in the following priority:

     (A) On each Distribution Date, an amount equal to the Class A Available Funds with respect to such Distribution Date will be distributed in the following priority:

      (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Outstanding Monthly Interest, plus the amount of any Class A Additional Interest for such Distribution Date will be (x) distributed to the Class A Certificateholders, if Interest Payment Dates occur monthly, or (y) deposited in the Class A Interest Funding Account, if Interest Payment Dates occur less frequently than monthly;

      (ii) an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account);

      (iii) an amount equal to the Class A Investor Default Amount for such Distribution Date will be treated as a portion of Available Investor Principal Collections for such Distribution Date; and

      (iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "-- Excess Spread; Excess Finance Charges" below.

     (B) On each Distribution Date, an amount equal to the Class B Available Funds with respect to such Distribution Date will be distributed in the following priority:

      (i) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Outstanding Monthly Interest, plus the amount of any Class B Additional Interest for such Distribution Date will be (x) distributed to the Class B Certificateholders, if Interest Payment Dates occur monthly, or (y) deposited in the Class B Interest Funding Account, if Interest Payment Dates occur less frequently than monthly;

      (ii) an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account); and

     (iii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "-- Excess Spread; Excess Finance Charges" below.

     (C) On each Distribution Date, an amount equal to the Collateral Available Funds with respect to such Distribution Date will be distributed in the following priority:

      (i) an amount equal to the Collateral Servicing Fee for such Distribution Date, plus the amount of any Collateral Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account); and

      (ii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "-- Excess Spread; Excess Finance Charges" below.

     "Class A Monthly Interest" means, with respect to any Distribution Date, an amount equal to (i) if the Class A Certificate Rate specified in the Summary of Terms is a floating rate, the product of (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date and the denominator of which is 360, (B) the Class A Certificate Rate and (C) the outstanding principal balance of the Class A Certificates as of the preceding Record Date, or (ii) if the Class A Certificate Rate specified in the Summary of Terms is a fixed rate, one-twelfth of the product of the Class A Certificate Rate and the outstanding principal balance of the Class A Certificates as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Class A Monthly Interest shall be equal to the interest accrued on the outstanding principal balance of the Class A Certificates at the Class A Certificate Rate for the period from the Series Issuance Date to but excluding the first Distribution Date and provided further, that, with respect to the first Distribution Date following the Monthly Period in which an Additional Issuance Date occurs, Class A Monthly Interest shall be increased by the amount equal to the product of (a) a fraction, the numerator of which is the actual number of days in the period from and including such Additional Issuance Date to but excluding such Distribution Date (which actual number of days in the period shall be computed using a 30-day month if the Class A Certificate Rate is a fixed rate) and the denominator of which is 360, (b) the Class A Certificate Rate and (c) the increase in the outstanding principal balance of the Class A Certificates as a result of such Additional Issuance.

     "Class A Outstanding Monthly Interest" means, with respect to any Distribution Date, the amount of Class A Monthly Interest previously due but not
(i) paid to the Class A Certificateholders or (ii) deposited in the Class A Interest Funding Account, as applicable.

     "Class A Additional Interest" means any additional interest with respect to interest amounts that were due but not (i) distributed to the Class A Certificateholders on a prior Payment Date or (ii) deposited in the Class A Interest Funding Account on a prior Distribution Date, as applicable, at a rate equal to the Class A Certificate Rate plus 2% per annum.

     "Class B Monthly Interest" means, with respect to any Distribution Date, an amount equal to (i) if the Class B Certificate Rate specified herein is a floating rate, the product of (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date and the denominator of which is 360, (B) the Class B Certificate Rate and (C) the outstanding principal balance of the Class B Certificates as of the preceding Record Date, or (ii) if the Class B Certificate Rate specified herein is a fixed rate, one-twelfth of the product of the Class B Certificate Rate and the outstanding principal balance of the Class B Certificates as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Class B Monthly Interest shall be equal to the interest accrued on the outstanding principal balance of the Class B Certificates at the Class B Certificate Rate for the period from the Series Issuance Date to but excluding the first Distribution Date and provided further, that, with respect to the first Distribution Date following the Monthly Period in which an Additional Issuance Date occurs, Class B Monthly Interest shall be increased by the amount equal to the product of (a) a fraction, the numerator of which is the actual number of days in the period from and including such Additional Issuance Date to but excluding such Distribution Date (which actual number of days in the period shall be computed using a 30-day month if the Class B Certificate Rate is a fixed rate) and the denominator of which is 360, (b) the Class B Certificate Rate and (c) the increase in the outstanding principal balance of the Class B Certificates as a result of such Additional Issuance.

     "Class B Outstanding Monthly Interest" means, with respect to any Distribution Date, the amount of Class B Monthly Interest previously due but not
(i) paid to the Class B Certificateholders or (ii) deposited in the Class B Interest Funding Account, as applicable.

     "Class B Additional Interest" means any additional interest with respect to interest amounts that were due but not (i) distributed to the Class B Certificateholders on a prior Payment Date or (ii) deposited in the Class B Interest Funding Account on a prior Distribution Date, as applicable, at a rate equal to the Class B Certificate Rate plus 2% per annum.

     "Collateral Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Collateral Floating Percentage of the collections of Finance Charge Receivables (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement, but other than Finance Charge Receivables allocated to Servicer Interchange with respect to such Monthly Period) allocated to Series 1996-3 and (b) if applicable, the Collateral Indebtedness Holder's pro rata portion of interest and other investment income (net of losses and expenses) earned on amounts on deposit in the Prefunding Account.

     "Excess Spread" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clause (A) (iv) above, clause (B)
(iii) above and clause (C) (ii) above.

     Excess Spread; Excess Finance Charges. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 1996-3 with respect to the related Monthly Period to make the following distributions in the following priority:

     (a) an amount equal to the Class A Required Amount, if any, with respect to such Distribution Date will be used to fund any deficiency pursuant to clauses (A) (i), (ii) and (iii) above under "-- Payment of Interest, Fees and Other Items" provided that, in the event the Class A Required Amount for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charges allocated to Series 1996-3, such Excess Spread and Excess Finance Charges shall be applied first to pay amounts due with respect to such Distribution Date pursuant to clause (A)(i) above under "-- Payment of Interest, Fees and Other Items", second to pay the Class A Servicing Fee pursuant to clause (A)(ii) above under "-- Payment of Interest, Fees and Other Items" and third to pay the Class A Investor Default Amount for such Distribution Date pursuant to clause (A)(iii) above under "-- Payment of Interest, Fees and Other Items";

     (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Distribution Date of certain other amounts applied for that purpose) will be treated as a portion of Available Investor Principal Collections for such Distribution Date as described under "-- Payments of Principal" below;

     (c) an amount equal to the Class B Required Amount, if any, with respect to such Distribution Date will be (I) used to fund any deficiency pursuant to clauses (B)(i) and (ii) above under "-- Payment of Interest, Fees and Other Items" and (II) applied, up to the Class B Investor Default Amount, as a portion of Available Investor Principal Collections for such Distribution Date; provided that, in the event the Class B Required Amount for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charges allocated to Series 1996-3, such Excess Spread and Excess Finance Charges shall be applied first to pay amounts due with respect to such Distribution Date pursuant to clause
         (B)(i) above under "-- Payment of Interest, Fees and Other Items", second to pay the Class B Servicing Fee pursuant to clause (B)(ii) above under "-- Payment of Interest, Fees and Other Items" and the remainder applied as a portion of Available Investor Principal Collections for such Distribution Date pursuant to clause (c)(II);

      (d) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of "Class B Invested Amount" under "-- Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

      (e) an amount equal to the sum of (I) Collateral Monthly Interest for such Distribution Date, plus the amount of any Collateral Monthly Interest previously due but not distributed to the Collateral Indebtedness Holder on a prior Distribution Date and any Collateral Additional Interest previously due but not distributed to the Collateral Indebtedness Holder on a prior Distribution Date, and (II) the excess, if any, of
          (A) the accrued and unpaid interest due on the CA Investor Principal Balance (as defined in the Loan Agreement) at the Collateral Rate pursuant to the Loan Agreement, over (B) the sum of the amount available to be distributed on such Distribution Date pursuant to clause (e)(I) above in respect of Collateral Monthly Interest and Collateral Additional Interest and the amount available from earnings on investments in the Cash Collateral Account and amounts on deposit in the Retention Account (as defined in the Loan Agreement) for payment of such accrued and unpaid interest, will be distributed to the Collateral Indebtedness Holder for application in accordance with the Loan Agreement; provided that, Excess Spread and Excess Finance Charges shall be applied first to pay amounts due pursuant to clause
          (e)(I) and then to pay amounts due pursuant to clause (e)(II);

      (f) an amount equal to the Collateral Servicing Fee due but not paid to the Servicer on such Distribution Date or a prior Distribution Date shall be paid to the Servicer;

      (g) an amount equal to the Collateral Default Amount shall be treated as a portion of Collateral Principal Collections with respect to such Distribution Date;

      (h) an amount equal to the aggregate amount by which the Collateral Indebtedness Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of "Collateral Indebtedness Amount" under "-- Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Collateral Principal Collections for such Distribution Date;

      (i) an amount up to the excess, if any, of the Required Collateral Amount over the remaining Available Collateral Amount (without giving effect to any deposit to the Cash Collateral Account made on such date) shall be deposited into the Cash Collateral Account;

      (j) on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "-- Reserve Account" above, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account;

      (k) an amount equal to the aggregate of any other amounts then due to the Collateral Indebtedness Holder out of collections of Excess Spread and Excess Finance Charges allocated to Series 1996-3 pursuant to the Loan Agreement shall be distributed to the Collateral Indebtedness Holder for application in accordance with the Collateral Agreement; and

      (l) the balance, if any, will constitute a portion of Excess Finance Charges for such Distribution Date and will be available for allocation to other Series in Group One or to the Bank as described in "Description of the Certificates -- Sharing of Excess Finance Charges" in the Prospectus.

     "Collateral Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, times (B) the Collateral Rate and (ii) the Collateral Investor Amount as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Collateral Monthly Interest shall be equal to the interest accrued on the initial Collateral Investor Amount at the Collateral Rate for the period from the Series Issuance Date to but excluding the first Distribution Date.

     "Collateral Rate" means a rate specified in the Loan Agreement not to exceed one-month LIBOR plus 1% per annum.

     "Collateral Additional Interest," with respect to any Distribution Date, means additional interest with respect to Collateral Monthly Interest due but not paid to the Collateral Indebtedness Holder on a prior Distribution Date at a rate equal to the Collateral Rate.

     Payments of Principal. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections (see "-- Principal Payments" above) on deposit in the Collection Account in the following priority:

      (i) on each Distribution Date with respect to the Revolving Period, all such Available Investor Principal Collections will be treated as Shared Principal Collections and applied as described under "Description of the Certificates -- Shared Principal Collections" in the Prospectus;

      (ii) on each Distribution Date with respect to the Accumulation Period, the Principal Payment Period or the Early Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

          (w) an amount equal to Class A Monthly Principal, up to the Class A Adjusted Invested Amount on such Distribution Date, will be deposited in the Principal Funding Account or, if such Distribution Date is a Special Payment Date on which the Principal Funding Account Balance is zero, shall be distributed to the Class A Certificateholders; and

          (x) for each Distribution Date beginning on the Class B Principal Commencement Date, an amount equal to Class B Monthly Principal for such Distribution Date, up to the Class B Adjusted Invested Amount on such Distribution Date, will be deposited in the Principal Funding Account or, if such Distribution Date is a Special Payment Date on which the Principal Funding Account Balance is zero, shall be distributed to the Class B Certificateholders;

      (iii) on each Distribution Date with respect to the Accumulation Period, the Principal Payment Period or the Early Amortization Period in which a reduction in the Required Collateral Amount has occurred, Available Investor Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal will be applied to reduce the Collateral Indebtedness Amount to the Required Collateral Amount.

     "Class A Monthly Principal" with respect to any Distribution Date relating to the Class A Accumulation Period, the Principal Payment Period or the Early Amortization Period will equal the least of (i) the Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (ii) for each Distribution Date with respect to the Class A Accumulation Period, and on or prior to the Class A Expected Final Payment Date, the Controlled Deposit Amount for such Distribution Date and (iii) the Class A Adjusted Invested Amount on such Distribution Date.

     "Class B Monthly Principal" with respect to any Distribution Date relating to the Class B Accumulation Period, the Principal Payment Period or the Early Amortization Period, after the Class A Certificates have been paid in full, will equal the least of (i) the Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of such Available Principal Collections applied to Class A Monthly Principal on such Distribution Date), (ii) for each Distribution Date with respect to the Class B Accumulation Period, and on or prior to the Class B Expected Final Payment Date, the Controlled Deposit Amount for such Distribution Date and (iii) the Class B Adjusted Invested Amount on such Distribution Date.

     "Controlled Accumulation Amount" means (a) for any Distribution Date with respect to the Class A Accumulation Period, $20,000,000; provided, however, that, if the commencement of the Class A Accumulation Period is delayed as described above under "-- Principal Payments", the Controlled Accumulation Amount may be different for each Distribution Date with respect to the Class A Accumulation Period and will be determined by the Servicer in accordance with the Pooling Agreement based on the principal payment rates for the Accounts and on the invested amounts of other Series (other than certain excluded Series) which are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the Class A Accumulation Period; and
(b) for any Distribution Date with respect to the Class B Accumulation Period, an amount equal to one-half of the Class B Invested Amount as of the Class B Principal Commencement Date.

     "Deficit Controlled Accumulation Amount" means (a) on the first Distribution Date with respect to the Class A Accumulation Period or the Class B Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal or Class B Monthly Principal, as the case may be, for such Distribution Date and (b) on each subsequent Distribution Date with respect to the Class A Accumulation Period or the Class B Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date plus any Deficit Controlled Accumulation Amount for the prior Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal or Class B Monthly Principal, as the case may be, for such subsequent Distribution Date.

     "Controlled Deposit Amount" shall mean, for any Distribution Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

CASH COLLATERAL ACCOUNT

     The Trust will have the benefit of the Cash Collateral Account which will be held in the name of the Trustee for the benefit of the Investor Certificateholders and the Collateral Indebtedness Holder and will be invested in certain obligations meeting the requirements for "Eligible Investments".

     The initial amount on deposit in the Cash Collateral Account will be zero and will increase as the Collateral Indebtedness Amount is reduced (i) to the extent the Bank elects, provided the Bank shall have received written notice from each Rating Agency that such election will not result in the downgrading or withdrawal of the then current rating of the Series 1996-3 Certificates, to deposit collections of Principal Receivables in the Cash Collateral Account and
(ii) through payments of principal with respect to the Collateral Indebtedness Amount which are required to be deposited in the Cash Collateral Account. Amounts on deposit in the Cash Collateral Account will also increase by the deposit of Excess Spread and Excess Finance Charges allocable to Series 1996-3 to increase the Available Collateral Amount up to the Required Collateral Amount. For a discussion of the extent to which withdrawals will be made from the Cash Collateral Account to pay the Class A Required Amount and the Class B Required Amount, see "-- Reallocation of Cash Flows". The Cash Collateral Account will be terminated following the earlier to occur of (a) the date on which the Class A Certificates and Class B Certificates are paid in full, (b) the Series 1996-3 Termination Date and (c) the final Termination Date of the Trust.

     "Required Collateral Amount" means, with respect to any Distribution Date, the product of (a) the sum of the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount and the Collateral Indebtedness Amount, each as of such Distribution Date after taking into account distributions made on such Distribution Date and (b) 9%, subject to a minimum of $5,000,000; provided, however, that (i) if there are any withdrawals from the Cash Collateral Account to fund the Class A Required Amount or the Class B Required Amount, any reductions in the Collateral Indebtedness Amount pursuant to clauses (iii), (iv) or (v) of the definition of such amount, or a Pay Out Event occurs with respect to Series 1996-3, then the Required Collateral Amount shall equal the Required Collateral Amount on the Distribution Date immediately preceding such withdrawal, reduction or Pay Out Event, (ii) in no event shall the Required Collateral Amount exceed the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount on any such date and (iii) the Required Collateral Amount may be reduced without the consent of the Series 1996-3 Certificateholders, if the Seller shall have received written notice from each Rating Agency that such reduction will not result in the reduction or withdrawal of the then current rating of the Series 1996-3 Certificates and the Seller shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Seller, such reduction will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 1996-3.

     With respect to any Distribution Date, if the Available Collateral Amount is less than the Required Collateral Amount, certain Excess Spread and Excess Finance Charges will be used to increase the Collateral Indebtedness Amount or will be deposited into the Cash Collateral Account to the extent of such shortfall. Any of such Excess Spread and Excess Finance Charges not required to be so allocated or deposited into the Cash Collateral Account with respect to any Distribution Date will be applied in accordance with a loan agreement between the Bank, the Trustee and the Collateral Indebtedness Holder (the "Loan Agreement").

     If on any Distribution Date, the Available Collateral Amount exceeds the Required Collateral Amount, such excess in the Cash Collateral Account will be applied in accordance with the Loan Agreement and will not be available to the Investor Certificateholders.

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

     On each Determination Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of (i) the Floating Allocation Percentage with respect to such Monthly Period and (ii) the Defaulted Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Distribution Date in an amount equal to the product of the Class A Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") in an amount equal to the product of the Class B Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. An amount equal to the Class A Investor Default Amount for each Monthly Period will be paid from Class A Available Funds, Excess Spread and Excess Finance Charges allocated to Series 1996-3 or from amounts, if any, on deposit in the Cash Collateral Account and Reallocated Principal Collections and applied as described above in "-- Application of Collections -- Payment of Interest, Fees and Other Items" and "-- Reallocation of Cash Flows". An amount equal to the Class B Investor Default Amount for each Monthly Period will be paid from Excess Spread and Excess Finance Charges allocated to Series 1996-3 or from amounts, if any, available under the Cash Collateral Account and Reallocated Principal Collections allocable to the Collateral Indebtedness Amount and applied as described above in "-- Application of Collections -- Payment of Interest, Fees and other Items" and "-- Reallocation of Cash Flows".

     On each Distribution Date, if the Class A Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 1996-3, amounts, if any, on deposit in the Cash Collateral Account and Reallocated Principal Collections, the Collateral Indebtedness Amount will be reduced by the amount of such excess, but not by more than the Class A Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Collateral Indebtedness Amount to be a negative number, the Collateral Indebtedness Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Indebtedness Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Indebtedness Amount with respect to such Distribution Date. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Collateral Indebtedness Amount and the Class B Invested Amount with respect to such Distribution Date as described above (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charges allocated to Series 1996-3 and available for such purpose as described under "-- Excess Spread; Excess Finance Charges".

     On each Distribution Date, if the Class B Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 1996-3 and not required to pay the Class A Required Amount, amounts, if any, on deposit in the Cash Collateral Account not required to pay the Class A Required Amount and Reallocated Principal Collections allocable to the Collateral Indebtedness Interest and not required to pay the Class A Required Amount, then the Collateral Indebtedness Amount will be reduced by the amount of such excess. In the event that such reduction would cause the Collateral Indebtedness Amount to be a negative number, the Collateral Indebtedness Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Indebtedness Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Indebtedness Amount with respect to such Distribution Date (a "Class B Investor Charge-Off"). If the Class B Invested Amount has been reduced by the amount of any Class B Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class B Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charges allocated to Series 1996-3 and available for such purpose as described under "-- Excess Spread; Excess Finance Charges".

EXTENSION OF INITIAL PRINCIPAL PAYMENT DATE

     Unless an Early Amortization Event has occurred, principal (other than, if applicable, principal payments made from amounts on deposit in the Prefunding Account on the first Distribution Date following the end of the Funding Period) with respect to the Class A Certificates is expected to be paid on the Class A Expected Final Payment Date and principal with respect to the Class B Certificates is expected to be paid on the Class B Expected Final Payment Date, provided, that if Series 1996-3 is designated an Extendable Series in the Summary of Terms, the Investor Certificateholders will receive payments of principal earlier than such dates if the Servicer elects not to extend the Initial Principal Payment Date. The

Initial Principal Payment Date will initially be the date specified as such in the Summary of Terms, but will successively be extended to the next Interest Payment Date after the then-current Initial Principal Payment Date unless the Servicer, on or prior to the first day of the Monthly Period immediately preceding the then-current Initial Principal Payment Date, elects not to cause such extension. In the event that the Servicer elects not to extend the Initial Principal Payment Date, the Revolving Period or the Accumulation Period, as applicable, will end, and the Principal Payment Period will commence on the first day of the Monthly Period specified in the Servicer's election not to extend the Initial Principal Payment Date, but in any event will commence no later than on the first day of the Monthly Period immediately preceding the Initial Principal Payment Date. With respect to the Principal Payment Period, interest will be paid monthly on each Distribution Date and Available Investor Principal Collections with respect to each Distribution Date prior to the first Principal Distribution Date will be deposited in the Principal Funding Account until the Principal Funding Account Balance equals the Class A Invested Amount or, if earlier, the first Principal Distribution Date. On the first Principal Distribution Date any amounts on deposit in the Principal Funding Account will be paid to the Class A Certificateholders and on each Principal Distribution Date Available Investor Principal Collections will be paid first to the Class A Certificateholders until the earlier of the date on which the Class A Invested Amount is paid in full or the Series Termination Date, and, after payment in full to the Class A Certificateholders, then to the Class B Certificateholders until the earlier of the date on which the Class B Invested Amount is paid in full or the Series Termination Date.

     The payment in full of the Invested Amount on the first Principal Distribution Date is dependent on Available Investor Principal Collections with respect to such date and, if applicable, any amounts then on deposit in the Principal Funding Account. With respect to certain principal payments to be made prior to the Class A Expected Final Payment Date, other Series will have priority over the Investor Certificates in the allocation of Shared Principal Collections, as described under "Description of the Certificates -- Shared Principal Collections" in the Prospectus.

     The Servicer will cause the Trustee to provide written notice to each Certificateholder, the Seller, each Rating Agency and the Collateral Indebtedness Holder of any election by the Servicer not to extend the Initial Principal Payment Date. The Servicer will cause the Trustee to provide such notice not more than 60 nor less than 30 days prior to the then-current Initial Principal Payment Date.

ISSUANCE OF ADDITIONAL INVESTOR CERTIFICATES

     The Series 1996-3 Supplement provides that, from time to time during the Revolving Period, the Bank may, subject to certain conditions described below, cause the Trustee to issue Additional Investor Certificates (each such issuance, an "Additional Issuance"). When issued, the Additional Investor Certificates of each class will be identical in all respects to the other outstanding Certificates of that class and will be equally and ratably entitled to the benefits of the Pooling Agreement and the Series 1996-3 Supplement without preference, priority or distinction.

     In connection with each Additional Issuance, the outstanding principal amounts of the Class A Certificates and the Class B Certificates and the aggregate amount of Credit Enhancement will all be increased pro rata. The additional Credit Enhancement provided in connection with an Additional Issuance may take the form of an increase in the Collateral Indebtedness Interest or another form of Credit Enhancement, provided that the form and amount of additional Credit Enhancement will not cause a Ratings Effect.

     Following an Additional Issuance, the Controlled Accumulation Amounts of each Class will be increased proportionately to reflect the principal amount of Additional Investor Certificates.

     Additional Investor Certificates may be issued only upon the satisfaction of certain conditions provided in the Series 1996-3 Supplement, including the following: (a) on or before the fifth business day immediately preceding the date on which the Additional Investor Certificates are to be issued, the Bank shall have given the Trustee, the Servicer and any provider of Credit Enhancement written notice of such issuance and the date upon which it is to occur; (b) after giving effect to the Additional Issuance, the total amount of Principal Receivables shall be at least equal to the Required Principal Balance;
(c) the Bank shall have delivered to the Trustee any additional Credit Enhancement agreement related to the Additional Issuance, executed by each of the parties to such agreement; (d) the Bank shall have received written notice from each Rating Agency that such Additional Issuance will not have a Ratings Effect; (e) the Bank shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the Bank, such Additional Issuance will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 1996-3; (f) as of the date of the Additional Issuance and taking the Additional Issuance into account, the amount of Credit Enhancement with respect to Series 1996-3, together with any additional Credit Enhancement, shall not be less than the amount required so that the Additional Issuance will not result in a Ratings Effect; (g) as of the date of the Additional

Issuance, all amounts due and owing to the holders of Investor Certificates shall have been paid, and there shall not be any unreimbursed Class A Investor Charge-Offs or Class B Investor Charge-Offs; (h) the excess of the principal amount of the Additional Investor Certificates over their issue price shall not exceed the maximum amount permitted under the Code without the creation of original issue discount, (i) the Bank's remaining interest in Principal Receivables shall not be less than 2% of the total amount of Principal Receivables, in each case as of the date upon which the Additional Issuance is to occur after giving effect to such issuance; and (j) the Bank shall have delivered to the Trustee a Tax Opinion with respect to the Additional Issuance.

     There are no restrictions on the timing or amount of any Additional Issuance, provided that the conditions described above are met. As of the date of any Additional Issuance, the Class A Invested Amount and the Class B Invested Amount will be increased to reflect the initial principal balance of the Additional Investor Certificates of the respective classes.

PAIRED SERIES

     The Series 1996-3 Certificates may be paired with one or more other Series (each a "Paired Series"). Each Paired Series either will be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of such Paired Series and primarily from the proceeds of the sale of such Paired Series or will have a variable principal amount. Any such prefunding account will be held for the benefit of such Paired Series and not for the benefit of Investor Certificateholders. As funds are accumulated in the Principal Funding Account, either (i) in the case of a prefunded Paired Series, an equal amount of funds on deposit in any prefunding account for such prefunded Paired Series will be released (which funds will be distributed to the Bank) or
(ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to the Bank) and, in either case, the invested amount in the Trust of such Paired Series will increase by up to a corresponding amount. Upon payment in full of Series 1996-3, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to the Investor Certificateholders and the Collateral Indebtedness Holder. The issuance of a Paired Series will be subject to the conditions described under "Description of the Certificates -- New Issuances" in the Prospectus. There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by an Investor Certificateholder. See "Special Considerations -- Master Trust Considerations -- Issuance of Additional Series; Effect on Payments to Certificateholders" in the Prospectus.

REQUIRED PRINCIPAL BALANCE; ADDITION OF ACCOUNTS

     The obligation of the Trustee to authenticate certificates of a new Series and to execute and deliver the related Series Supplement shall be subject to the conditions described under "Description of the Certificates -- New Issuances" in the Prospectus and to the additional condition that, as of the Series Issuance Date and after giving effect to such issuance, the aggregate amount of Principal Receivables in the Trust equals or exceeds the Required Principal Balance. The "Required Principal Balance" means, as of any date of determination, the sum of the "Initial Invested Amount" (as defined in the relevant Supplement) of each Series outstanding on such date plus the aggregate amounts of any increases in the Invested Amounts of each Prefunded Series outstanding (in each case, other than any Series or portion thereof (an "Excluded Series") which is designated in the relevant Supplement as then being an Excluded Series) minus the principal amount on deposit in the Excess Funding Account on such date; provided, however, that if at any time the only Series outstanding are Excluded Series and a Pay Out Event has occurred with respect to one or more such Series, the Required Principal Balance shall mean the sum of the "Invested Amount" (as defined in the relevant Supplement) of each such Excluded Series as of the earliest date on which any such Pay Out Event is deemed to have occurred minus the principal amount on deposit in the Excess Funding Account.

     If, as of the close of business on the last business day of any Monthly Period, the aggregate amount of Principal Receivables in the Trust is less than the Required Principal Balance on such date, the Bank shall on or before the tenth business day following such day, unless the amount of Principal Receivables in the Trust equals or exceeds the Required Principal Balance as of the close of business on any day after the last business day of such Monthly Period and prior to such tenth business day, make an Addition to the Trust such that, after giving effect to such Addition, the amount of Principal Receivables in the Trust is at least equal to the Required Principal Balance.

PAY OUT EVENTS

     The Pay Out Events with respect to the Certificates will include each of the events specified in the Prospectus under "Description of the Certificates -- Pay Out Events" and the following:

     (a) failure on the part of the Bank (i) to make any payment or deposit required under the Pooling Agreement or the Series 1996-3 Supplement within five business days after the day such payment or deposit is required to be made; or (ii) to observe or perform any other covenants or agreements of the Bank set forth in the Pooling Agreement or the Series 1996-3 Supplement, which failure has a material adverse effect on the Series 1996-3 Certificateholders and which continues unremedied for a period of 60 days after written notice;

     (b) any representation or warranty made by the Bank in the Pooling Agreement or the Series 1996-3 Supplement or any information required to be given by the Bank to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Series 1996-3 Certificateholders are materially and adversely affected; provided, however, that a Pay Out Event shall not be deemed to occur thereunder if the Bank has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling Agreement;

     (c) a failure by the Bank to make an Addition to the Trust within five business days after the day on which it is required to make such Addition pursuant to the Pooling Agreement or the Series 1996-3 Supplement;

     (d) the occurrence of any Servicer Default;

     (e) the average Portfolio Yield for any three consecutive Monthly Periods is less than the average of the Base Rates with respect to Series 1996-3 for such three Monthly Periods;

     (f) the failure to pay in full the Class A Invested Amount on the Class A Expected Final Payment Date, or the Class B Invested Amount on the Class B Expected Final Payment Date; and

     (g) the Bank is unable for any reason to transfer Receivables to the Trust in accordance with the Pooling Agreement or the Series 1996-3 Supplement.

     Then, in the case of any event described in subparagraph (a), (b) or (d), after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee or the holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of Series 1996-3 by notice then given in writing to the Bank and the Servicer (and to the Trustee if given by the Investor Certificateholders) may declare that a Pay Out Event has occurred with respect to Series 1996-3 as of the date of such notice, and, in the case of any event described in subparagraph (c), (e), (f) or (g), a Pay Out Event shall occur with respect to Series 1996-3, without any notice or other action on the part of the Trustee immediately upon the occurrence of such event.

     For purposes of the foregoing discussion pertaining to Pay Out Events, references to the Investor Certificates will include the Collateral Indebtedness Interest.

     For purposes of the Pay Out Event described in clause (e) above, the terms "Base Rate" and "Portfolio Yield" will be defined as follows with respect to the Investor Certificates:

     "Base Rate" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of Class A Monthly Interest, Class B Monthly Interest, Collateral Monthly Interest and the Monthly Servicing Fee with respect to Series 1996-3 for the related Distribution Date and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period; provided, however, that if the Bank receives written notice from each Rating Agency that the following will not have a Ratings Effect, for purposes of determining the Base Rate, the Monthly Servicing Fee will be replaced with an amount equal to one-twelfth of the product of (a) the Net Servicing Fee Rate and (b) the Servicing Base Amount.

     "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to (a) the Floating Allocation Percentage of collections of Finance Charge Receivables (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling Agreement) for such Monthly Period calculated on a billed basis or, in the case of any such collections consisting of annual membership fees, on an amortized rather than billed basis, plus (b) the amount of Principal Funding Investment Proceeds for the related Distribution Date, plus (c) if applicable, the amount of interest and other investment income (net of losses and investment expenses) earned on amounts on deposit in the Prefunding Account, plus (d) any Excess Finance Charges that are allocated to Series 1996-3, plus (e) the amount of funds withdrawn from the Reserve Account and which are required to be included as Class A Available Funds or Class B Available Funds, in each case for the Distribution Date with respect to such Monthly Period minus (f) the Investor Default Amount for the Distribution Date with respect to such Monthly Period, and the denominator of which is the Series 1996-3 Investor Amount as of the last day of the preceding Monthly Period.

     If the proceeds of any sale of the Receivables following the occurrence of an Insolvency Event with respect to the Bank, as described in the Prospectus under "Description of the Certificates -- Pay Out Events", allocated to the Class A Invested Amount and the proceeds of any collections on the Receivables in the Collection Account are not sufficient to pay in full the remaining amount due on the Class A Certificates, the Class A Certificateholders will suffer a corresponding loss and no such proceeds will be available to the Class B Certificateholders. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Receivership" in the Prospectus for a discussion of the impact of recent Federal legislation on the Trustee's ability to liquidate the Receivables.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The share of the Servicing Fee allocable to Series 1996-3 with respect to any Distribution Date (the "Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) 2.00% (the "Servicing Fee Rate") and (b) the Adjusted Invested Amount as of the last day of the Monthly Period preceding such Distribution Date (the amount calculated pursuant to this clause (b) is referred to as the "Servicing Base Amount"); provided, however, that the Monthly Servicing Fee with respect to the first Distribution Date will be equal to the Servicing Fee accrued on the Initial Invested Amount at the Servicing Fee Rate for the period from the Series Issuance Date to but excluding the first Distribution Date. On each Distribution Date, but only if the Bank or The Bank of New York is the Servicer, Servicer Interchange with respect to the related Monthly Period that is on deposit in the Collection Account shall be withdrawn from the Collection Account and paid to the Servicer in payment of a portion of the Monthly Servicing Fee with respect to such Monthly Period. The "Servicer Interchange" for any Monthly Period for which the Bank or The Bank of New York is the Servicer will be equal to the product of (a) the Floating Allocation Percentage for such Monthly Period and
(b) the portion of Finance Charge Receivables allocated to the Investor Certificates and the Collateral Indebtedness Amount with respect to such Monthly Period that is attributed to Interchange; provided, however, that Servicer Interchange for a Monthly Period shall not exceed one-twelfth of the product of
(i) the Servicing Base Amount as of the last day of such Monthly Period and (ii) 0.75%. In the case of any insufficiency of Servicer Interchange on deposit in the Collection Account, a portion of the Monthly Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency and in no event shall the Trust, the Trustee, the Investor Certificateholders or the Collateral Indebtedness Holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.

     The share of the Monthly Servicing Fee allocable to the Class A Certificateholders (after giving effect to the distribution of any Servicer Interchange to the Servicer) with respect to any Distribution Date (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class A Floating Percentage, (b) the Net Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, with respect to the first Distribution Date, the Class A Servicing Fee shall be equal to the Class A Certificateholders' share of the Monthly Servicing Fee for the period from the Series Issuance Date to but excluding the first Distribution Date. The "Net Servicing Fee Rate" means (a) so long as the Bank is the Servicer, 0.75% per annum, (b) if The Bank of New York is the Servicer, 1.25% per annum and (c) if the Bank or The Bank of New York is not the Servicer, 2.00%. The share of the Monthly Servicing Fee allocable to the Class B Certificateholders (after giving effect to any distribution of Servicer Interchange to the Servicer) with respect to any Distribution Date (the "Class B Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class B Floating Percentage, (b) the Net Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, with respect to the first Distribution Date, the Class B Servicing Fee shall be equal to the Class B Certificateholders' share of the Monthly Servicing Fee for the period from the Series Issuance Date to but excluding the first Distribution Date. The share of the Monthly Servicing Fee allocable to the Collateral Indebtedness Holder (after giving effect to the distribution of any Servicer Interchange to the Servicer) with respect to such Distribution Date (the "Collateral Servicing Fee") shall be equal to one-twelfth of the product of (a) the Collateral Floating Percentage, (b) the Net Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, with respect to the first Distribution Date, the Collateral Servicing Fee shall be equal to the Collateral Indebtedness Holder's share of the Monthly Servicing Fee for the period from the Series Issuance Date to but excluding the first Distribution Date. The remainder of the Servicing Fee shall be paid by the Bank or the certificateholders of other Series (as provided in the related Supplements) or, to the extent of any insufficiency of Servicer Interchange as described above, not be paid and in no event shall the Trust, the Trustee, the Investor Certificateholders or the Collateral Indebtedness Holder be liable for the share of the Servicing Fee to be paid by the Bank or the Certificateholders of any other Series or to be paid out of Servicer Interchange. The Class A Servicing Fee, the Class B Servicing Fee and the Collateral Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "-- Payment of Interest, Fees and Other Items" above.

SERIES TERMINATION

     If on the Distribution Date which is two months prior to the Termination Date, the Invested Amount (after giving effect to all changes therein on such date) exceeds zero, the Servicer will, within the 40-day period beginning on such date, solicit bids for the sale of interests in the Principal Receivables or certain Principal Receivables, together in each case with the related Finance Charge Receivables, in an amount equal to the Invested Amount at the close of business on the last day of the Monthly Period preceding the Termination Date (after giving effect to all distributions required to be made on the Termination
Date). The Bank and the Collateral Indebtedness Holder will be entitled to participate in, and to receive notice of each bid submitted in connection with, such bidding process. Upon the expiration of such 40-day period, the Trustee will determine (a) which bid is the highest cash purchase offer (the "Highest Bid") and (b) the amount (the "Available Final Distribution Amount") which otherwise would be available in the Collection Account on the Termination Date for distribution to the Investor Certificateholders and the Collateral Indebtedness Holder. The Servicer will sell such Receivables on the Termination Date to the bidder who provided the Highest Bid and will deposit the proceeds of such sale in the Collection Account for allocation (together with the Available Final Distribution Amount) to the Investor Certificateholders' Interest and the Collateral Indebtedness Interest.

TAX MATTERS

     Subject to the matters discussed under "Certain Federal Income Tax Consequences" in the Prospectus, Tax Counsel will deliver its opinion that, under existing law, the Class A Certificates offered hereby will properly be characterized as debt for Federal income tax purposes.

REPORTS

     No later than the fourth business day prior to each Distribution Date, the Servicer will forward to the Trustee, the Paying Agent, each Rating Agency and the Collateral Indebtedness Holder a statement (the "Monthly Report") prepared by the Servicer setting forth certain information with respect to the Trust, the Investor Certificates and the Collateral Indebtedness Amount, including: (a) the aggregate amount of Principal Receivables and Finance Charge Receivables in the Trust as of the end of such Monthly Period; (b) the Class A Invested Amount, the Class B Invested Amount and the Collateral Indebtedness Amount at the close of business on the last day of the preceding Monthly Period; (c) the Floating Allocation Percentage and, during the Accumulation Period, the Principal Payment Period or Early Amortization Period with respect to such Series, the Principal Allocation Percentage with respect to the Investor Certificates and the Collateral Indebtedness Interest; (d) the amount of collections of Principal Receivables and Finance Charge Receivables processed during the related Monthly Period and the portion thereof allocated to the Investor Certificateholders' Interest and the Collateral Indebtedness Interest; (e) the aggregate outstanding balance of Accounts which were 30, 60 and 90 days or more delinquent as of the end of such Monthly Period; (f) the Defaulted Amount with respect to such Monthly Period and the portion thereof allocated to the Investor Certificateholders' Interest and the Collateral Indebtedness Interest; (g) the amount, if any, of Class A Investor Charge-Offs, Class B Investor Charge-Offs and the amounts by which the Collateral Indebtedness Amount has been reduced pursuant to clauses (c), (d) and (e) of the definition of Collateral Indebtedness Amount; (h) the Monthly Servicing Fee; (i) the Portfolio Yield for such Monthly Period; (j) amounts, if any, on deposit in the Cash Collateral Account for such Distribution Date and (k) Reallocated Principal Collections.

LEGAL MATTERS

     Certain legal matters relating to the Class A Certificates will be passed upon for the Underwriters by Cravath, Swaine & Moore, New York, New York.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Bank and CS First Boston Corporation (the "Underwriter"), the Bank has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, the entire principal amount of the Class A Certificates.

     The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Class A Certificates is subject to the approval of certain legal matters by its counsel and to certain other conditions. All of the Class A Certificates offered hereby will be issued if any are issued. Under the terms and conditions of the Underwriting Agreement, the Underwriter is committed to take and to pay for all the Class A Certificates offered hereby, if any are taken.

     The Underwriter proposes initially to offer and to sell the entire principal amount of the Class A Certificates to a trust established by an affiliate of the Underwriter at the price set forth on the cover page hereof. The Underwriter will not initially offer any of the Class A Certificates to the public or to any broker or dealer.

     The Underwriter has represented and agreed that:

     (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Class A Certificates in, from or otherwise involving the United Kingdom;

     (b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Class A Certificates to a person who is of a kind described in
         Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or are persons to whom such document may otherwise lawfully be issued or passed on;

     (c) if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this Prospectus Supplement and the Prospectus if that person is of a kind described either in section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

     (d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

     The Bank will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof.

     The closing of the sale of each class of Investor Certificates is conditional upon the closing of the sale of the other class.

     In the ordinary course of their respective businesses, the Underwriter and its affiliates have engaged and may engage in investment banking and/or commercial banking transactions with the Bank and its affiliates.

                       GLOSSARY FOR PROSPECTUS SUPPLEMENT

Accounts...........................               S-1
Accumulation Period................               S-7
Additional Investor Certificates...               S-5
Additional Issuance................              S-39
Adjusted Invested Amount...........               S-4
Applicable Federal Funds Rate......              S-23
Available Collateral Amount........              S-10
Available Final Distribution
  Amount...........................              S-43
Available Investor Principal
  Collections......................              S-25
Available Reserve Account Amount...              S-31
Bank...............................               S-1
Base Rate..........................              S-41
Bloomberg..........................              S-23
Cash Collateral Account............               S-9
Class A Accumulation Period........               S-7
Class A Accumulation Period
  Length...........................              S-26
Class A Additional Interest........              S-33
Class A Adjusted Invested Amount...         S-4, S-28
Class A Available Funds............              S-21
Class A Certificate Rate...........               S-2
Class A Certificateholders'
  Interest.........................               S-4
Class A Certificates...............          S-1, S-3
Class A Floating Percentage........              S-27
Class A Initial Invested Amount....               S-4
Class A Initial Investor Amount....               S-3
Class A Interest Funding Account...              S-21
Class A Invested Amount............         S-4, S-28
Class A Investor Amount............              S-29
Class A Investor Charge-Off........              S-38
Class A Investor Default Amount....              S-37
Class A Monthly Interest...........              S-33
Class A Monthly Principal..........              S-36
Class A Outstanding Monthly
  Interest.........................              S-33
Class A Principal Percentage.......              S-27
Class A Required Amount............         S-7, S-31
Class A Servicing Fee..............              S-42
Class B Accumulation Period........               S-7
Class B Additional Interest........              S-34
Class B Adjusted Invested Amount...         S-4, S-28
Class B Available Funds............              S-22
Class B Certificate Rate...........              S-22
Class B Certificateholders'
  Interest.........................               S-4
Class B Certificates...............          S-1, S-3
Class B Expected Final Payment
  Date.............................              S-24
Class B Floating Percentage........              S-27
Class B Initial Invested Amount....               S-4
Class B Initial Investor Amount....               S-3
Class B Interest Funding Account...              S-22
Class B Invested Amount............         S-4, S-28
Class B Investor Amount............              S-29
Class B Investor Charge-Off........              S-38
Class B Investor Default Amount....              S-38
Class B Monthly Interest...........              S-33
Class B Monthly Principal..........              S-36
Class B Outstanding Monthly
  Interest.........................              S-34
Class B Principal Commencement
  Date.............................               S-7
Class B Principal Percentage.......              S-28
Class B Required Amount............         S-9, S-32
Class B Servicing Fee..............              S-42
Collateral Additional Interest.....              S-35
Collateral Available Funds.........              S-34
Collateral Defaulted Amount........              S-28
Collateral Floating Percentage.....              S-27
Collateral Indebtedness Amount.....         S-4, S-28
Collateral Indebtedness Holder.....               S-4
Collateral Indebtedness Interest...               S-4
Collateral Initial Indebtedness
  Amount...........................               S-4
Collateral Initial Investor
  Amount...........................               S-3
Collateral Investor Amount.........              S-29
Collateral Monthly Interest........              S-35
Collateral Rate....................              S-35
Collateral Servicing Fee...........              S-42
Controlled Accumulation Amount.....              S-36
Controlled Deposit Amount..........              S-37
Covered Amount.....................              S-29
Deficit Controlled Accumulation
  Amount...........................              S-36
Eligible Investments...............              S-22
Enhancement Invested Amount........               S-4
Excess Spread......................         S-8, S-34
Excluded Series....................              S-40
Federal Funds Determination
  Period...........................              S-23
Federal Funds Reset Date...........              S-23
Federal Funds Weekly Rate..........              S-23
Floating Allocation Percentage.....              S-26
Funding Period.....................               S-6
Group One..........................              S-10
H.15(519)..........................              S-23
Highest Bid........................              S-43
Initial Invested Amount............         S-4, S-40
Initial Investor Amount............               S-3
Initial Principal Payment Date.....               S-5
Interest Period....................              S-24
Invested Amount....................   S-4, S-29, S-40
Investor Amount....................              S-29
Investor Certificateholders........               S-1
Investor Certificateholders
  Interest.........................               S-4
Investor Certificates..............          S-1, S-3
Investor Default Amount............              S-37
LIBOR..............................         S-2, S-23
LIBOR Determination Date...........              S-23
Loan Agreement.....................              S-37
Monthly Report.....................              S-43
Monthly Servicing Fee..............              S-42
Net Servicing Fee Rate.............              S-42
Paired Series......................              S-40
Portfolio Yield....................              S-41
Prefunded Amount...................               S-6
Prefunding Account.................               S-6
Principal Allocation Percentage....              S-27
Principal Distribution Date........               S-5
Principal Funding Account..........              S-12
Principal Funding Account
  Balance..........................              S-29
Principal Funding Investment
  Proceeds.........................              S-29

Principal Payment Event............               S-5
Principal Payment Period...........               S-5
Reallocated Principal
  Collections......................         S-7, S-31
Receivables........................               S-1
Record Date........................              S-21
Reference Banks....................              S-24
Required Collateral Amount.........        S-10, S-37
Required Principal Balance.........              S-40
Required Reserve Account Amount....              S-30
Reserve Account....................              S-30
Reserve Account Factor.............              S-30
Reserve Account Funding Date.......              S-30
Revolving Period...................               S-7
Series 1996-3 Supplement...........              S-12
Servicer Interchange...............              S-42
Servicing Base Amount..............              S-42
Servicing Fee Rate.................              S-42
Special Payment Date...............              S-12
Summary of Terms...................               S-3
Telerate Page 3750.................              S-23
Termination Date...................               S-7
Trust..............................          S-1, S-3
Trust Cut-Off Date.................               S-6
Trust Portfolio....................              S-14
Underwriter........................              S-44
Underwriting Agreement.............              S-44
Zero Balance Accounts..............              S-14

                                    ANNEX I

                       PREVIOUS ISSUANCES OF CERTIFICATES

     The table below sets forth the principal characteristics of the Class A and Class B Asset Backed Certificates of the only outstanding Series that have been issued by the Trust prior to the date hereof. For more specific information with respect to any Series, prospective investors should contact the Servicer (in care of Capital One Bank, attention: Treasury Department) at (703) 205-1000. The Servicer will provide, without charge, to any prospective purchaser of the Investor Certificates, a copy of the Prospectus Supplement for any previous publicly-issued Series.

1. Series 1993-1 Certificates
Initial Series 1993-1 Invested Amount..................   $500,000,000
Initial Class A Invested Amount........................   $450,000,000
Initial Class B Invested Amount........................   $ 50,000,000
Class A Certificate Rate...............................   5.20%
Class B Certificate Rate...............................   5.40%
Class A Expected Final Payment Date....................   October 1998 Distribution Date
Class B Expected Final Payment Date....................   December 1998 Distribution Date
Class A Controlled Accumulation Amount.................   $ 22,500,000(1)
Class B Controlled Accumulation Amount.................   $ 25,000,000
Group..................................................   One
Servicing Fee Rate.....................................   2.00%
Series Termination Date................................   February 15, 2002
2. Series 1993-3 Certificates
Initial Series 1993-3 Invested Amount..................   $400,000,000
Initial Class A Invested Amount........................   $360,000,000
Initial Class B Invested Amount........................   $ 40,000,000
Class A Certificate Rate...............................   4.85%
Class B Certificate Rate...............................   5.25%
Class A Expected Final Payment Date....................   December 1996 Distribution Date
Class B Expected Final Payment Date....................   February 1997 Distribution Date
Class A Controlled Accumulation Amount.................   $ 18,000,000(1)
Class B Controlled Accumulation Amount.................   $ 20,000,000
Group..................................................   One
Servicing Fee Rate.....................................   2.00%
Series Termination Date................................   April 2000 Distribution Date
3. Series 1993-4 Certificates
Initial Series 1993-4 Invested Amount..................   $700,000,000
Initial Class A Invested Amount........................   $609,000,000
Initial Class B Invested Amount........................   $ 91,000,000
Class A Certificate Rate...............................   One-month LIBOR + 0.25% per annum
Class B Certificate Rate...............................   5.80%
Class A Expected Final Payment Date....................   January 1999 Distribution Date
Class B Expected Final Payment Date....................   March 1999 Distribution Date
Class A Controlled Accumulation Amount.................   $ 30,450,000(1)
Class B Controlled Accumulation Amount.................   $ 45,500,000
Group..................................................   One
Servicing Fee Rate.....................................   2.00%
Series Termination Date................................   May 2002 Distribution Date

---------------

(1) Subject to change if the commencement of the Accumulation Period is delayed.

4. Series 1994-2 Certificates
Initial Series 1994-2 Invested Amount..................   $398,734,091
Initial Class A Invested Amount........................   $315,000,000
Initial Class B Invested Amount........................   $ 35,886,000
Class A Certificate Rate...............................   One-month LIBOR + 0.16% per annum
Class B Certificate Rate...............................   6.95%
Class A Expected Final Payment Date....................   June 1997 Distribution Date
Class B Expected Final Payment Date....................   August 1997 Distribution Date
Class A Controlled Accumulation Amount.................   $ 15,750,000(1)
Class B Controlled Accumulation Amount.................   $ 17,943,000
Group..................................................   One
Servicing Fee Rate.....................................   2.00%
Series Termination Date................................   September 2000 Distribution Date

     The Series 1994-2 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an invested amount of $47,848,091.

5. Series 1994-3 Certificates
Initial Series 1994-3 Invested Amount..................   $452,530,818
Initial Class A Invested Amount........................   $357,500,000
Initial Class B Invested Amount........................   $ 40,727,000
Class A Certificate Rate...............................   One-month LIBOR + 0.20% per annum
Class B Certificate Rate...............................   7.35%
Class A Expected Final Payment Date....................   June 1999 Distribution Date
Class B Expected Final Payment Date....................   August 1999 Distribution Date
Class A Controlled Accumulation Amount.................   $ 17,875,000(1)
Class B Controlled Accumulation Amount.................   $ 20,363,500
Group..................................................   One
Servicing Fee Rate.....................................   2.00%
Series Termination Date................................   September 2002 Distribution Date

     The Series 1994-3 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an invested amount of $54,303,818.

6. Series 1994-4 Certificates
Initial Series 1994-4 Invested Amount..................   $598,802,395
Initial Class A Invested Amount........................   $500,000,000
Initial Class B Invested Amount........................   $ 38,922,000
Class A Certificate Rate...............................   6.80%
Class B Certificate Rate...............................   7.10%
Class A Expected Final Payment Date....................   August 1997 Distribution Date
Class B Expected Final Payment Date....................   October 1997 Distribution Date
Class A Controlled Accumulation Amount.................   $ 25,000,000(1)
Class B Controlled Accumulation Amount.................   $ 19,461,000
Group..................................................   One
Servicing Fee Rate.....................................   2.00%
Series Termination Date................................   December 2000 Distribution Date

     The Series 1994-4 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $59,880,395.

---------------

(1) Subject to change if the commencement of the Accumulation Period is delayed.

7. Series 1994-A Certificates
Initial Series 1994-A Invested Amount..................   $550,000,000
Maximum Invested Amount................................   $1,000,000,000
Certificate Rate.......................................   Floating Rate
Group..................................................   One
Servicing Fee Rate.....................................   2.00%
Termination Date.......................................   April 2001 Distribution Date

8. Series 1995-1 Certificates
Initial Series 1995-1 Invested Amount..................   $900,000,000
Initial Class A Invested Amount........................   $720,000,000
Initial Class B Invested Amount........................   $ 81,000,000
Class A Certificate Rate...............................   One-month LIBOR + 0.19% per annum
Class B Certificate Rate...............................   Floating Rate
Class A Expected Final Payment Date....................   June 2000
Class B Expected Final Payment Date....................   August 2000
Class A Controlled Accumulation Amount.................   $ 36,000,000(1)
Group..................................................   One
Servicing Fee Rate.....................................   2.00%
Series Termination Date................................   October 2003

     The Series 1995-1 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $99,000,000.

9. Series 1995-2 Certificates
Initial Series 1995-2 Invested Amount..................   $375,000,000
Initial Class A Invested Amount........................   $300,000,000
Initial Class B Invested Amount........................   $ 48,750,000
Class A Certificate Rate...............................   One-month LIBOR + 0.11% per annum
Class B Certificate Rate...............................   Floating Rate
Class A Expected Final Payment Date....................   August 1998
Class B Expected Final Payment Date....................   October 1998
Class A Controlled Accumulation Amount.................   $ 15,000,000(1)
Group..................................................   One
Servicing Fee Rate.....................................   2.00%
Series Termination Date................................   December 2001

     The Series 1995-2 Certificates are supported by a collateral indebtedness interest in the Receivables which on the respective Series Issuance Date had an initial invested amount of $26,250,000.
---------------

(1) Subject to change if the commencement of the Accumulation Period is delayed.

10. Series 1995-3 Certificates
Initial Series 1995-3 Invested Amount..................   $1,050,000,000
Initial Class A Invested Amount........................   $ 840,000,000
Initial Class B Invested Amount........................   $ 136,500,000
Class A Certificate Rate...............................   One-month LIBOR + 0.15% per annum
Class B Certificate Rate...............................   Floating Rate
Class A Expected Final Payment Date....................   August 2000
Class B Expected Final Payment Date....................   October 2000
Class A Controlled Accumulation Amount.................   $   42,000,000(1)
Group..................................................   One
Servicing Fee Rate.....................................   2.00%
Series Termination Date................................   December 2003

     The Series 1995-3 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $73,500,000.

11. Series 1995-4 Certificates
Initial Series 1995-4 Invested Amount..................   $750,000,000
Initial Class A Invested Amount........................   $600,000,000
Initial Class B Invested Amount........................   $ 97,500,000
Class A Certificate Rate...............................   Federal Funds + 0.28% per annum
Class B Certificate Rate...............................   Floating Rate
Class A Expected Final Payment Date....................   May 1998
Class B Expected Final Payment Date....................   July 1998
Class A Controlled Accumulation Amount.................   $ 30,000,000(1)
Group..................................................   One
Servicing Fee Rate.....................................   2.00%
Series Termination Date................................   December 2000

     The Series 1995-4 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $52,500,000.

12. Series 1996-1 Certificates
Initial Series 1996-1 Invested Amount..................   $845,000,000
Initial Class A Invested Amount........................   $676,000,000
Initial Class B Invested Amount........................   $109,850,000
Class A Certificate Rate...............................   Three-month LIBOR + 0.12% per annum
Class B Certificate Rate...............................   Floating Rate
Class A Expected Final Payment Date....................   August 2001
Class B Expected Final Payment Date....................   October 2001
Class A Controlled Accumulation Amount.................   $ 33,800,000(1)
Group..................................................   One
Servicing Fee Rate.....................................   2.00%
Series Termination Date................................   October 2004

     The Series 1996-1 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $59,150,000.
---------------
(1) Subject to change if the commencement of the Accumulation Period is delayed.

13. Series 1996-2 Certificates
Initial Series 1996-2 Invested Amount..................   $750,000,000
Initial Class A Invested Amount........................   $600,000,000
Initial Class B Invested Amount........................   $ 82,500,000
Class A Certificate Rate...............................   One-month LIBOR + 0.10% per annum
Class B Certificate Rate...............................   Floating Rate
Class A Expected Final Payment Date....................   December 2001
Class B Expected Final Payment Date....................   February 2002
Class A Controlled Accumulation Amount.................   $ 30,000,000(1)
Group..................................................   One
Servicing Fee Rate.....................................   2.00%
Series Termination Date................................   February 2005

     The Series 1996-2 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $67,500,000.
---------------

(1) Subject to change if the commencement of the Accumulation Period is delayed.

------------------------------------------------------

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE BANK OR THE UNDERWRITER. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE BANK SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
           PROSPECTUS SUPPLEMENT
Summary of Series Terms...............   S-3
Summary of Series Provisions..........   S-4
Risk Factors..........................  S-12
Maturity Considerations...............  S-12
The Bank Portfolio....................  S-14
The Receivables.......................  S-17
Use of Proceeds.......................  S-21
The Bank..............................  S-21
Series Provisions.....................  S-21
Underwriting..........................  S-44
Glossary for Prospectus Supplement....  S-45
Annex I...............................   A-1
                 PROSPECTUS
Available Information.................     2
Reports to Certificateholders.........     2
Incorporation of Certain Documents by
  Reference...........................     2
Prospectus Summary....................     3
Risk Factors..........................    14
The Bank's Credit Card and Consumer
  Lending Business....................    20
The Accounts..........................    23
The Bank..............................    24
Assumption of the Bank's
  Obligations.........................    25
Use of Proceeds.......................    26
The Trust.............................    26
Description of the Certificates.......    26
The Pooling Agreement Generally.......    42
Certain Legal Aspects of the
  Receivables.........................    52
Certain Federal Income Tax
  Consequences........................    56
ERISA Considerations..................    60
Plan of Distribution..................    62
Legal Matters.........................    62
Glossary for Prospectus...............    63
Annex I...............................   A-1

------------------------------------------------------
------------------------------------------------------

                                CAPITAL ONE LOGO
                                  MASTER TRUST
                                  $400,000,000
                             FLOATING RATE CLASS A
                           ASSET BACKED CERTIFICATES,
                                 SERIES 1996-3
                                CAPITAL ONE BANK
                              SELLER AND SERVICER

                             PROSPECTUS SUPPLEMENT
                    UNDERWRITER OF THE CLASS A CERTIFICATES
                                CS First Boston
------------------------------------------------------